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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
MACK-CALI REALTY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MACK-CALI REALTY CORPORATION
11 Commerce Drive
Cranford, New Jersey 07016-3599

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 23, 2005

To Our Stockholders:

        Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Mack-Cali Realty Corporation (the "Company") will be held at the Hyatt Regency Jersey City on the Hudson, Harborside Financial Center, 2 Exchange Place, Jersey City, New Jersey 07302-3901 on Thursday, June 23, 2005 at 2:00 p.m., local time, for the following purposes:

1.
To elect four persons to the Board of Directors of the Company, each to serve a three-year term and until their respective successors are elected and qualify.

2.
To consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP, independent registered public accounting firm, as the Company's independent registered public accountants for the ensuing year.

3.
To consider and vote upon a shareholder proposal, if presented at the Annual Meeting, requesting that the Company adopt a majority vote standard for elections of persons to the Board of Directors of the Company.

        The enclosed Proxy Statement includes information relating to these proposals. Additional purposes of the Annual Meeting are to receive reports of officers (without taking action thereon) and to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        All stockholders of record as of the close of business on April 22, 2005 are entitled to notice of and to vote at the Annual Meeting. At least a majority of the outstanding shares of common stock of the Company present in person or by proxy is required for a quorum. You may vote electronically through the Internet or by telephone. The instructions on your proxy card describe how to use these convenient services. Of course, if you prefer, you can vote by mail by completing your proxy card and returning it in the enclosed postage-paid envelope.

By Order of the Board of Directors,

Roger W. Thomas Secretary

April 29, 2005
Cranford, New Jersey

        THE BOARD OF DIRECTORS APPRECIATES AND ENCOURAGES YOUR PARTICIPATION IN THE COMPANY'S ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. ACCORDINGLY, PLEASE AUTHORIZE A PROXY TO VOTE YOUR SHARES BY INTERNET, TELEPHONE OR MAIL. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY, IF YOU WISH, AND VOTE IN PERSON. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THIS PROXY STATEMENT.

MACK-CALI REALTY CORPORATION
11 Commerce Drive
Cranford, New Jersey 07016-3599

PROXY STATEMENT

General Information

        This Proxy Statement is furnished to stockholders of Mack-Cali Realty Corporation, a Maryland corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board of Directors") of proxies in the accompanying form for use in voting at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Thursday, June 23, 2005 at 2:00 p.m., local time, at the Hyatt Regency Jersey City on the Hudson, Harborside Financial Center, 2 Exchange Place, Jersey City, New Jersey 07302-3901, and any adjournment or postponement thereof.

        This Proxy Statement, the Notice of Annual Meeting of Stockholders and the accompanying proxy card are first being mailed to the Company's stockholders on or about April 29, 2005.

Solicitation and Voting Procedures

        Solicitation.    The solicitation of proxies will be conducted by mail, and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's common stock, par value $.01 per share (the "Common Stock"). The Company intends to use the services of MacKenzie Partners, Inc., 105 Madison Avenue, 14th Floor, New York, New York 10016, in soliciting proxies and, in such event, the Company expects to pay an amount not to exceed $10,000, plus out-of-pocket expenses, for such services. The Company may conduct further solicitation personally, telephonically, electronically or by facsimile through its officers, directors and regular employees, none of whom would receive additional compensation for assisting with the solicitation.

        Householding of Proxy Materials.    In accordance with a notice sent previously to beneficial owners holding shares in street name (for example, through a bank, broker or other holder of record) and who share a single address with other similar holders, only one Annual Report and Proxy Statement is being sent to that address unless contrary instructions were received from any stockholder at that address. This practice, known as "householding," is designed to reduce printing and postage costs. Any of such beneficial owners may discontinue householding by writing to the address or calling the telephone number provided for such purpose by their holder of record. Any such stockholder may also request prompt delivery of a copy of the Annual Report or Proxy Statement by contacting the Company at (908) 272-8000 or by writing to Roger W. Thomas, Secretary, Mack-Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016-3599. Other beneficial owners holding shares in street name may be able to initiate householding if their holder of record has chosen to offer such service, by following the instructions provided by the record holder.

        Voting.    Stockholders of record may authorize the proxies named in the enclosed proxy card to vote their shares of Common Stock in the following manner:

  •
  by mail, by marking the enclosed proxy card, signing and dating it, and returning it in the postage-paid envelope provided;

  •
  by telephone, by dialing the toll-free telephone number 1-877-779-8683, within the United States or Canada, and following the instructions. Stockholders voting by telephone need not return the proxy card; and

  •
  through the Internet, by accessing the World Wide Web site http://www.eproxyvote.com/cli. Stockholders voting by the Internet need not return the proxy card.

        Revocability of Proxies.    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised in the same manner in which it was given or by delivering to Roger W. Thomas, Secretary, Mack-Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016-3599, a written notice of revocation or a properly executed proxy bearing a later date, or by attending the Annual Meeting and giving notice of your intention to vote in person.

        Voting Procedure.    The presence at the Annual Meeting of a majority of the outstanding shares of Common Stock of the Company, represented either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The close of business on April 22, 2005 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock outstanding on the Record Date is entitled to one vote on all matters. As of the Record Date, there were 61,556,673 shares of Common Stock outstanding. Under Maryland law, stockholders will not have appraisal or similar rights in connection with any proposal set forth in this Proxy Statement.

        Stockholder votes will be tabulated by the persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. The New York Stock Exchange (the "NYSE") permits member organizations to give proxies, whether or not instructions have been received from beneficial owners, to vote as to the election of directors and also on matters of the type contained in Proposal No. 2, but not as to matters of the type contained in Proposal No. 3. Shares represented by a properly executed and delivered proxy will be voted at the Annual Meeting and, when instructions have been given by the stockholder, will be voted in accordance with those instructions. If no instructions are given, the shares will be voted FOR the election of each of the four nominees for director named below and FOR Proposal No. 2. Abstentions and broker non-votes will have no effect on the outcome of the election of directors or Proposal Nos. 2 and 3. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum.

VOTING SECURITIES AND PRINCIPAL HOLDERS

        The following table sets forth information as of December 31, 2004 with respect to each person or group who is known by the Company, in reliance on Schedules 13D and 13G reporting beneficial ownership as of December 31, 2004 and filed with the Securities and Exchange Commission (the "SEC"), to beneficially own more than 5% of the Company's outstanding shares of Common Stock. Except as otherwise noted below, all shares of Common Stock are owned beneficially by the individual or group listed with sole voting and/or investment power.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(%)(1)
The Mack Group(2)	9,399,758	13.4%
Deutsche Bank AG(3)	7,280,948	11.9%
Cohen & Steers, Inc.(4)	6,960,440	11.4%

(1)
The total number of shares outstanding used in calculating this percentage does not include 13,821,872 shares reserved for issuance upon redemption or conversion of outstanding units of limited partnership interest ("Units") in Mack-Cali Realty, L.P., a Delaware limited partnership (the "Operating Partnership"), through which the Company conducts its real estate activities or 6,431,989 shares reserved for issuance upon the exercise of stock options granted or reserved for possible grant to certain employees and directors of the Company, except in all cases where such Units or stock options are owned by the reporting person or group. This information is as of December 31, 2004.

(2)
Address: 11 Commerce Drive, Cranford, New Jersey 07016-3599. The Mack Group (which is not a legal entity) is composed of, among others, William L. Mack, the Chairman of the Board of Directors, David S. Mack, a director of the Company, Earle I. Mack and Fredric Mack, each a member of the Company's Advisory Board, their immediate family members and related trusts, and Mitchell E. Hersh, the President and Chief Executive Officer and a director of the Company. Share information is furnished in reliance on the Schedule 13G dated February 14, 2005 of the Mack Group filed with the SEC, which represents holdings as of December 31, 2004. This number represents shares for which the Mack Group has shared dispositive and voting power, and includes 3,222,818 common Units and 205,499 preferred Units convertible into 5,930,707 common Units, for a total of 9,153,525 common Units, redeemable for shares of Common Stock on a one-for-one basis, and 92,271 vested stock options to purchase shares of Common Stock. Furthermore, David S. Mack and Earle I. Mack, members of The Mack Group, are trustees of the Earle I. Mack Foundation, a charitable foundation that owns 80,000 reported shares. In addition, David S. Mack is a trustee of The David and Sondra Mack Foundation, a charitable foundation that owns 200,000 reported shares. David S. Mack and Earle I. Mack, pursuant to Rule 13d-4 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each have specifically disclaimed beneficial ownership of any shares owned by such foundations.

(3)
Address: Taunusanlage 12, D-60325, Frankfurt am Main, Federal Republic of Germany. Share information is furnished in reliance on the Schedule 13G dated January 26, 2005 of Deutsche Bank AG ("Deutsche") filed with the SEC, which represents holdings as of December 31, 2004. This number represents shares beneficially owned by the Private Clients and Asset Management business group of Deutsche and its subsidiaries and affiliates for which Deutsche has sole dispositive power by virtue of its position as the parent of RREEF America, L.L.C. ("RREEF") and Deutsche Bank Trust Company Americas ("DBTCA"). The 7,280,948 shares owned by Deutsche includes (i) 7,264,748 shares for which RREEF has sole voting and dispositive power and (ii) 16,200 shares for which DBTCA has sole voting and dispositive power.

(4)
Address: 757 Third Avenue, New York, New York 10017. Based upon information provided to the Company by Cohen & Steers, Inc. ("Cohen & Steers"), the Company believes that such shares are held for investment advisory clients and that Cohen & Steers disclaims beneficial ownership of those shares. Share information is furnished in reliance on the Schedule 13G dated February 14, 2005 of Cohen & Steers filed with the SEC, which represents holdings as of December 31, 2004. This number represents shares beneficially owned by Cohen & Steers Capital Management, Inc. "CSCM"), a wholly owned subsidiary of Cohen and Steers, and Houlihan Rovers SA ("Houlihan"), in which Cohen & Steers holds a 50% interest. The 6,960,440 shares owned by Cohen & Steers includes (i) 6,561,365 shares for which CSCM has sole voting power, (ii) 6,932,865 shares for which CSCM has sole dispositive power, and (iii) 27,575 shares for which Houlihan has sole voting and dispositive power.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        The Company's charter divides the Company's Board of Directors into three classes, with the members of each such class serving staggered three-year terms. The Board of Directors presently consists of twelve members as follows: Class I directors, Alan S. Bernikow, Martin D. Gruss, Vincent Tese and Roy J. Zuckerberg, whose terms expire in 2007; Class II directors, Nathan Gantcher, David S. Mack, William L. Mack and Alan G. Philibosian, whose terms expire in 2005; and Class III directors, John R. Cali, Mitchell E. Hersh, Irvin D. Reid and Robert F. Weinberg, whose terms expire in 2006.

        At the Annual Meeting, the stockholders will elect four directors to serve as Class II directors. The Class II directors who are elected at the Annual Meeting will serve until the Annual Meeting of Stockholders to be held in 2008 and until such directors' respective successors are elected or appointed and qualify or until any such director's earlier resignation or removal. The Board of Directors, acting upon the unanimous recommendation of its Nominating and Corporate Governance Committee, has nominated Nathan Gantcher, David S. Mack, William L. Mack and Alan G. Philibosian for election as Class II directors at the Annual Meeting. In the event any nominee is unable or unwilling to serve as a Class II director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board of Directors or the proxy holders to fill such vacancy or for the balance of those nominees named without nomination of a substitute, or the size of the Board of Directors may be reduced in accordance with the bylaws of the Company. At the conclusion of the Annual Meeting, the Board of Directors will consist of twelve members with each Class having four directors.

        Nathan Gantcher, director nominee, was appointed to the Board of Directors in 1999, as a member of the Audit Committee of the Board of Directors in 1999, and as a member of each of the Nominating and Corporate Governance Committee of the Board of Directors and the Executive Committee of the Board of Directors in 2000. Mr. Gantcher also currently serves as a member of the board of directors of CharterMac, and is also a member of the nominating and governance, compensation and capital markets committees of the board of directors of CharterMac. Mr. Gantcher also currently serves as a member of the board of directors of NDS Group PLC, and is chairman of the compensation committee of the board of directors of NDS Group PLC. These companies are the only public companies that Mr. Gantcher currently serves on the board of directors or any committee of the board of directors. Mr. Gantcher previously served as a member of the board of directors of Neuberger Berman, a NYSE listed company, and served as a member of its audit and compensation committees, from 2001 until 2003. Mr. Gantcher also served as the co-chairman, president and chief executive officer of Alpha Investment Management L.L.C. from 2001 until July 2004. Prior to joining Alpha Investment Management L.L.C., Mr. Gantcher was a private investor from 1999 to 2001. Mr. Gantcher served as vice chairman of CIBC Oppenheimer Corp. from 1997 to 1999. Prior to becoming vice chairman of CIBC Oppenheimer Corp., Mr. Gantcher served as co-chief executive officer and chief operating officer of Oppenheimer & Co., Inc. Mr. Gantcher currently serves as chairman of the board of trustees of Tufts University and as a member of each of the Council of Foreign Relations and the Overseers Committee of the Columbia University Graduate School of Business. Mr. Gantcher received his A.B. in economics and biology from Tufts University and his M.B.A. from the Columbia University Graduate School of Business.

        David S. Mack, director nominee, was appointed to the Board of Directors in 2004. Mr. Mack served as a member of the Company's Advisory Board from 1997 to 2004. Mr. Mack is a vice president and senior partner of The Mack Company, where he pioneered the development of large, Class A office properties and helped to increase The Mack Company's portfolio to approximately 20 million square feet. Mr. Mack currently serves as a member of the board of directors and Vice Chairman of the New York Metropolitan Transportation Authority, and serves as a Commissioner of the Port Authority of New York and New Jersey. Mr. Mack also serves as an assistant commissioner with the

Nassau County Police Department and deputy superintendent for the New York State Police, is currently a member of the board of trustees of Hofstra University and is a member of the board of trustees at North Shore—Long Island Jewish Health System. Mr. Mack received his B.A. degree in Business Administration from Hofstra University. Mr. Mack serves as a member of the Board of Directors pursuant to an agreement with the Company entered into at the time of the Company's combination with The Mack Company in December 1997. See "Certain Relationships and Related Transactions—Mack Agreement." Mr. Mack is the brother of William L. Mack.

        William L. Mack, director nominee, was appointed to the Board of Directors in 1997 and as its Chairman in 2000. Mr. Mack also has served as Chairman of the Company's Executive Committee of the Board of Directors since 1997. Prior to December 1997, Mr. Mack served as President and Senior Managing Partner of The Mack Company, where he pioneered the development of large, Class A office properties and helped to increase The Mack Company's portfolio to approximately 20 million square feet. In addition, Mr. Mack is a founder and managing partner of Apollo Real Estate Advisors, L.P. Mr. Mack currently serves as a board member of the Regional Advisory Board of JP Morgan Chase and Wyndham International, Inc. Mr. Mack previously served as a member of the boards of directors of The Bear Stearns Companies Inc. from 1997 to 2004 and Vail Resorts, Inc. from 1993 to 2004. Mr. Mack is a Vice Chairman of the North Shore—Long Island Jewish Health System and Chairman of the Board for the Solomon R. Guggenheim Foundation. He also is a trustee of the University of Pennsylvania and serves on the board of overseers of The Wharton School of Business and Finance at the University of Pennsylvania. Mr. Mack attended The Wharton School and has a B.S. degree in business administration, finance and real estate from New York University. Mr. Mack serves as a member of the Board of Directors pursuant to an agreement with the Company entered into at the time of the Company's combination with The Mack Company in December 1997. See "Certain Relationships and Related Transactions—Mack Agreement." Mr. Mack is the brother of David S. Mack.

        Alan G. Philibosian, director nominee, was appointed as a member of the Board of Directors in 1997 and as a member of the Nominating and Corporate Governance Committee of the Board of Directors in 2000. In addition, Mr. Philibosian has served as a member of the Executive Compensation and Option Committee of the Board of Directors since 1997, and has served as the chairman of said committee since 2004. Mr. Philibosian is an attorney practicing in Englewood, New Jersey, and since 1997 has his own practice. Mr. Philibosian served as a commissioner of The Port Authority of New York and New Jersey from January 1995 through January 2003. While Commissioner, he served as chairman of the audit, construction and vice-chairman of the finance committees. Mr. Philibosian serves on the board of directors of NorCrown Bank, Livingston, New Jersey, and is a member of and has previously served on the board of directors of the Armenian Missionary Association of America, Paramus, New Jersey. Mr. Philibosian graduated from Rutgers College, and received his J.D. degree from Boston College Law School and his LL.M. degree in taxation from New York University.

Vote Required and Board of Directors' Recommendation

        Assuming a quorum is present, the affirmative vote of a plurality of the votes cast at the Annual Meeting, either in person or by proxy, is required for the election of a director. For purposes of the election of directors, abstentions and broker non-votes will have no effect on the result of the vote.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE.

DIRECTORS AND EXECUTIVE OFFICERS

        Set forth below is certain information as of March 15, 2005 for (i) the members of the Board of Directors, (ii) the executive officers of the Company and (iii) the directors and executive officers of the Company as a group:

Name and Position	Age	First Elected	Term Expires	Number of Shares(1)(2)		Percent of Shares Outstanding (%)(3)	Percent of Shares Outstanding calculated on a full-diluted basis)(%)(4)
William L. Mack, Chairman of the Board(5)(6)	65	1997	2005	3,311,384	(12)	5.11%	4.36%
Mitchell E. Hersh, President, Chief Executive Officer and Director(5)(6)	54	1997	2006	269,886	(13)	*	*
Barry Lefkowitz, Executive Vice President and Chief Financial Officer	42	—	—	98,216	(14)	*	*
Roger W. Thomas, Executive Vice President, General Counsel and Secretary	47	—	—	89,101	(15)	*	*
Michael A. Grossman, Executive Vice President	43	—	—	63,106		*	*
Alan S. Bernikow, Director(7)	64	2004	2007	2,000		*	*
John R. Cali, Director(5)(9)	57	2000	2006	245,311	(16)	*	*
Nathan Gantcher, Director(5)(7)(10)	64	1999	2005	41,500	(17)	*	*
Martin D. Gruss, Director(11)	62	1997	2007	20,500	(18)	*	*
David S. Mack, Director(6)	63	2004	2005	2,352,947	(19)	3.68%	3.09%
Alan G. Philibosian, Director(10)(11)	51	1997	2005	26,000	(20)	*	*
Irvin D. Reid, Director(7)	64	1994	2006	2,500		*	*
Vincent Tese, Director(10)(11)	62	1997	2007	22,500	(21)	*	*
Robert F. Weinberg(8)	76	1997	2006	548,532	(22)	*	*
Roy J. Zuckerberg, Director(5)(7)	68	1999	2007	47,500	(23)	*	*
All directors and executive officers as a group				7,140,983	(24)	10.49%	9.39%

*
Beneficial Ownership of less than 1.0% is omitted.

(1)
The limited partners of the Operating Partnership share with the Company, as general partner, in the net income or loss and any distributions of the Operating Partnership. Pursuant to the partnership agreement of the Operating Partnership, common Units are redeemable into shares of Common Stock on a one-for-one basis.

(2)
Except as otherwise noted below, all shares of Common Stock, common Units, preferred Units (as converted into common Units), vested options and all restricted stock are owned beneficially by the individual listed with sole voting and/or investment power.

(3)
Assumes redemption or conversion of only the Units in the Operating Partnership beneficially owned by such owner into shares of Common Stock and the exercise of vested options and all restricted stock held only by such owner.

(4)
Assumes redemption or conversion of all outstanding Units in the Operating Partnership into shares of Common Stock and the exercise of all vested options and all restricted stock.

(5)
Member of the Executive Committee of the Board of Directors.

(6)
In connection with the Company's combination with The Mack Company in December 1997, as more fully described under "Certain Relationships and Related Transactions—Mack Agreement," William L. Mack, Mitchell E. Hersh and Earle I. Mack were appointed to the Board of Directors. Pursuant to the Mack Agreement, the Company has agreed, for as long as members of the Mack Group maintain at least the "Mack Significant Interest," to nominate Messrs. Mack, Mack and Hersh (or their successors) for successive three-year terms upon the expiration of each three year term. As of January 15, 2004, Earle I. Mack resigned from the Board of Directors and pursuant to the terms of the Mack Agreement, David S. Mack was designated as Earle I. Mack's successor and appointed to the Board of Directors. For the definition of "Mack Significant Interest," see "Certain Relationships and Related Transactions—Mack Agreement."

(7)
Member of the Audit Committee of the Board of Directors.

(8)
In connection with the Company's acquisition of 65 Class A properties from the Robert Martin Company LLC ("Robert Martin") in January 1997, the Company granted Robert Martin the right to designate one member to the Board of Directors (the "RM Board Seat") for six years which ended at the Company's annual meeting of stockholders held on May 13, 2003 (the "2003 Annual Meeting"). Robert Martin designated Martin S. Berger and Robert F. Weinberg to jointly share the RM Board Seat. Mr. Weinberg served as a member of the Board of Directors from 1997 until 1998, at which time Mr. Weinberg resigned and Mr. Berger was appointed to serve in such capacity. Mr. Berger served as a member of the Board of Directors from 1998 until 2001, at which time Mr. Berger resigned and Mr. Weinberg was appointed to serve in such capacity until the 2003 Annual Meeting. The Company elected to nominate Mr. Berger, a designee of Robert Martin, at the 2003 Annual Meeting, and Mr. Berger was elected to the Board of Directors at the 2003 Annual Meeting. Mr. Berger and Mr. Weinberg have agreed that this board seat will be rotated between Mr. Berger and Mr. Weinberg annually. Immediately following the annual meeting of stockholders held on May 20, 2004 (the "2004 Annual Meeting"), Mr. Berger resigned from the Board of Directors and Mr. Weinberger was appointed to fill his seat. Pursuant to the agreement between Mr. Berger and Mr. Weinberg, it is expected that immediately following the Annual Meeting, Mr. Weinberg will resign from the Board of Directors and Mr. Berger will assume Mr. Weinberg's seat on the Board of Directors, subject to qualification and appointment by the Board of Directors. When not serving on the Board of Directors, Mr. Berger or Mr. Weinberg, as appropriate, will serve as a member of the Advisory Board. See "Certain Relationships and Related Transactions—Robert Martin Agreement." Mr. Berger owns 544,032 shares of Common Stock, including 521,532 shares of Common Stock that may be issued upon the redemption of all of Mr. Berger's limited partnership interests in the Operating Partnership, and vested options to purchase 18,000 shares of Common Stock.

(9)
Pursuant to the Cali Agreement, as more fully described under "Certain Relationships and Related Transactions—Cali Agreement," the Company agreed, under certain conditions, to nominate one designee of the Cali family for election to the Board of Directors at each of the 2003 Annual Meeting and the annual meeting of stockholders to be held in 2006. At the 2003 Annual Meeting, John R. Cali was nominated by the Company and elected to the Board of Directors.

(10)
Member of the Nominating and Corporate Governance Committee of the Board of Directors.

(11)
Member of the Executive Compensation and Option Committee of the Board of Directors.

(12)
Includes 225,693 shares of Common Stock that may be issued upon the redemption of all of William L. Mack's limited partnership interests in the Operating Partnership and vested options to purchase 28,000 shares of Common Stock. Also includes 2,221,421 shares of Common Stock that may be issued upon the redemption of all of the limited partnership interests in the Operating

  Partnership held by a Grantor Retained Annuity Trust (a "GRAT") which provides for annuity payments to Mr. Mack and 833,770 shares of Common Stock that may be issued upon the redemption of all of the limited partnership interests in the Operating Partnership held by trusts of which Mr. Mack's wife is a trustee, of which Mr. Mack disclaims beneficial ownership.

(13)
Includes 121,424 shares of Common Stock that may be issued upon the redemption of all of Mitchell E. Hersh's limited partnership interests in the Operating Partnership.

(14)
Includes vested options to purchase 3,729 shares of Common Stock.

(15)
Includes vested options to purchase 3,729 shares of Common Stock.

(16)
Includes 164,225 shares of Common Stock that may be issued upon the redemption of all of John R. Cali's limited partnership interests in the Operating Partnership.

(17)
Includes vested options to purchase 20,000 shares of Common Stock. Also includes 2,500 shares of Common Stock held by a partnership, 4,500 shares of Common Stock held by trusts of which Mr. Gantcher is a trustee, and 2,500 shares of Common Stock held by a charitable foundation over which Mr. Gantcher possesses sole or shared dispositive or voting power. Mr. Gantcher disclaims beneficial ownership of the shares owned by each of such partnership, trusts, and foundation, respectively.

(18)
Includes 1,500 shares of Common Stock held by a trust of which Mr. Gruss is a trustee. Also includes vested options to purchase 18,000 shares of Common Stock.

(19)
Includes 2,156,947 shares of Common Stock that may be issued upon the redemption of all of David S. Mack's limited partnership interests in the Operating Partnership, vested options to purchase 5,000 shares of Common Stock, and 190,000 shares of Common Stock that may be issued upon the redemption of all of the limited partnership interests in the Operating Partnership held by The David and Sondra Mack Foundation, of which Mr. Mack is a trustee. Pursuant to Rule 13d-4 of the Exchange Act, Mr. Mack has specifically disclaimed beneficial ownership of the limited partnership interests owned by such foundation.

(20)
Includes 250 shares of Common Stock owned by Mr. Philibosian's family of which Mr. Philibosian disclaims beneficial ownership. Also includes vested options to purchase 23,000 shares of Common Stock.

(21)
Includes vested options to purchase 10,000 shares of Common Stock.

(22)
Includes 521,532 shares of Common Stock that may be issued upon the redemption of all of Mr. Weinberg's limited partnership interests in the Operating Partnership, vested options to purchase 25,000 shares of Common Stock, and 1,000 shares of Common Stock owned by his spouse.

(23)
Includes vested options to purchase 20,000 shares of Common Stock.

(24)
Includes all restricted stock, together with 3,189,821 shares of Common Stock that may be issued upon the redemption of all of the executive officers' and directors' limited partnership interests in the Operating Partnership. Includes 3,245,191 shares of Common Stock that may be issued upon the conversion and/or redemption of all of the limited partnership interests in the Operating Partnership held by members of the directors' and executive officers' immediate families, GRATs and other trusts of which they or their wives are trustees or entities over which they possess sole or shared dispositive or voting power. Also includes vested options to purchase 156,458 shares of Common Stock held by directors and executive officers.

        Biographical information concerning the director nominees is set forth above under the caption "Proposal No. 1—Election of Directors." Biographical information concerning the remaining directors and executive officers is set forth below.

        Mitchell E. Hersh has served as a member of the Board of Directors and as a member of the Executive Committee of the Board of Directors since 1997. Mr. Hersh also has served as Chief Executive Officer of the Company since 1999 and as President of the Company since May 2004. Mr. Hersh is responsible for the strategic direction and long-term planning for the Company. He is also responsible for creating and implementing the Company's capital markets strategy and overall investment strategy. Previously, Mr. Hersh held the position of President and Chief Operating Officer of the Company from 1997 to 1999. Prior to joining the Company, Mr. Hersh served as a partner of The Mack Company since 1982 and as chief operating officer of The Mack Company since 1990, where he was responsible for overseeing the development, operations, leasing and acquisitions of The Mack Company's office and industrial portfolio. Mr. Hersh serves on the board of governors of the National Association of Real Estate Investment Trusts (NAREIT) and has served on the board of directors of the New Jersey Chapter of the National Association of Industrial and Office Properties (NAIOP). Mr. Hersh has a B.A. degree in architecture from Ohio University. Mr. Hersh serves as a member of the Board of Directors pursuant to an agreement with the Company entered into at the time of the Company's combination with The Mack Company in December 1997. See "Certain Relationships and Related Transactions—Mack Agreement."

        Barry Lefkowitz has served as Chief Financial Officer of the Company since 1996, and as Executive Vice President of the Company since 1997. Mr. Lefkowitz oversees the firm's strategic financial planning and forecasting, financial accounting and reporting, capital markets activities, investor relations and information technology systems. In addition, since 2004, Mr. Lefkowitz has been responsible for oversight of the Company's property management and asset management operations. Mr. Lefkowitz served as a Vice President of the Company from 1994 to 1997. Prior to joining the Company, Mr. Lefkowitz served as a senior manager with the international accounting firm of Deloitte & Touche LLP, specializing in real estate, with emphasis on mergers and acquisitions. In addition to having served as co-chairman of the National Association of Real Estate Investment Trusts (NAREIT) Accounting Committee, he is a member of the American Institute of Certified Public Accountants (AICPA), the New Jersey Society of Certified Public Accountants (NJSCPA), the New York State Society of Certified Public Accountants (NYSSCPA) and the National Association of Industrial and Office Properties (NAIOP). Mr. Lefkowitz holds a B.S. degree in accounting from Brooklyn College.

        Roger W. Thomas has served as General Counsel of the Company since 1994, and as Executive Vice President and Secretary of the Company since 1997. Mr. Thomas' responsibilities include structuring and implementing the Company's acquisitions and mergers, corporate governance, supervising outside legal counsel, overseeing risk management and human resource administration, ensuring environmental and legal compliance and the preparation of required disclosure documents. Mr. Thomas also assists the Company in investment strategies, financial activities, acquisitions and dispositions. Mr. Thomas served as a Vice President and Assistant Secretary of the Company from 1994 to 1997. Prior to joining the Company, Mr. Thomas was a partner at the law firm of Dreyer & Traub in New York, specializing in real estate and commercial transactions. Mr. Thomas holds a B.S.B.A. in finance and a J.D. degree (with honors) from the University of Denver.

        Michael A. Grossman has served as Executive Vice President of the Company since 2000. Since 2004, Mr. Grossman has been responsible for overseeing the Company's leasing and investment activities. Prior to 2004, Mr. Grossman was responsible for overseeing the Company's New York, Connecticut and Northern New Jersey (Bergen and Passaic counties) regions. Previously, Mr. Grossman served as Senior Vice President of the Company in 2000, and as Vice President of the Company from 1997 to January 2000. Prior to joining the Company, Mr. Grossman served as vice president of leasing for The Robert Martin Company since 1991, where he was responsible for leasing throughout Westchester and Fairfield counties. Mr. Grossman is a member of the Westchester Board of Realtors, Commercial and Industrial Division, and a member of the March of Dimes Real Estate Committee, Westchester chapter, and was treasurer of the National Association of Industrial and Office Parks from 1997 to 1998. Mr. Grossman attended the University of South Florida and is a graduate of New York City Technical College.

        Alan S. Bernikow has served as a member of the Board of Directors and as chairman of the Audit Committee of the Board of Directors since 2004. Mr. Bernikow was the Deputy Chief Executive Officer at Deloitte & Touche LLP from 1998 to 2003, where he was responsible for assisting the firm on special projects such as firm mergers and acquisitions, partner affairs and litigation matters. Mr. Bernikow joined Touche Ross, the predecessor firm of Deloitte & Touche LLP, in 1977, prior to which Mr. Bernikow was the National Administrative Partner in Charge for the accounting firm of J.K. Lasser & Company. Mr. Bernikow is currently a member of the board of directors of Revlon, Inc. and Revlon Consumer Products Corporation and is a member of the audit committee and the nominating and corporate governance committee of Revlon, Inc. Mr. Bernikow also currently serves as a member of the board of directors and the audit committee of the Casual Male Retail Group Inc. These companies are the only public companies that Mr. Bernikow serves on the board of directors or any committee of the board of directors. Mr. Bernikow is also a member of the board of directors and chairman of the audit committee of the FOJP Service Corporation and of the Jewish Communal Fund; a past member of the board of directors of the United Jewish Appeal—Federation of Jewish Philanthropies of New York, Inc.; a member of the board of directors of Saint Vincent Catholic Medical Centers, where he also serves as a member of the governance and executive committees and as chairman of the audit committee; as well as a member of the Executive Advisory Board for the Sass Foundation, Medical Research, Inc. Mr. Bernikow has a B.B.A. degree from Baruch College and is a member of the American Institute of Certified Public Accountants (AICPA) and the New York State Society of Certified Public Accountants (NYSSCPA).

        John R. Cali has served as a member of the Board of Directors and as a member of the Executive Committee of the Board of Directors since 2000. Mr. Cali served as Executive Vice President—Development of the Company until June 2000, and as Chief Administrative Officer of the Company until December 1997. In addition, Mr. Cali was a principal of Cali Associates and served as a member of its Long Range Planning Committee from 1981 to 1994 and its Executive Committee from 1987 to 1994 and was responsible for the development of Cali Associates' office system and the management of its office personnel. Mr. Cali also developed and organized the leasing and property management departments of Cali Associates and he was responsible for directing the development functions of the Company. Mr. Cali is currently a member of Cali Futures, L.L.C., a private real estate development company, and is also currently a member of the Investment Advisory Board of Juniper Communities. Mr. Cali is a member of the University of Pennsylvania Board of Penn Medicine and serves as a member of its Resident Education and Patient Care Committee. Mr. Cali has a M.Ed. degree in counseling, organizational development and personnel from the University of Missouri. Mr. Cali serves as a member of the Board of Directors pursuant to an agreement dated as of June 27, 2000, among the Company and members of the Cali family. See "Certain Relationships and Related Transactions—Cali Agreement." Mr. Cali is the nephew of John J. Cali, a current member of the Company's Advisory Board who was an officer of the Company from 1994 until June 27, 2000 and also served as a member of the Board of Directors from 1994 until the 2003 Annual Meeting, and is also the son of Angelo Cali, a current member of the Company's Advisory Board who was a member of the Board of Directors from 1994 until December 1997.

        Martin D. Gruss has served as a member of the Board of Directors since 1997 and as a member of the Executive Compensation and Option Committee of the Board of Directors since 1999. Mr. Gruss is the senior partner of Gruss & Co., a private investment firm. From 1989 to 1993,

Mr. Gruss served as a director of Acme Metals Incorporated. Mr. Gruss has a B.S. degree in economics from the Wharton School and a J.D. degree from New York University School of Law.

        Irvin D. Reid has served as a member of the Board of Directors since 1994 and served as chairman of the Audit Committee of the Board of Directors from 1998 through 2002. Dr. Reid currently serves as a member of the Company's Audit Committee. Dr. Reid currently serves as a member of the Federal Reserve Board of Chicago-Detroit Branch and as a member of the board of directors of the Handleman Company. Dr. Reid also serves as president of Wayne State University in Michigan. Prior to becoming the president of Wayne State University, Dr. Reid served as president of Montclair State University (formerly Montclair State College) in New Jersey from 1989 to 1997, and held positions of dean, School of Business Administration, and John Stagmaier Professor of Economics and Business Administration at the University of Tennessee at Chattanooga. Dr. Reid received his B.S. degree and M.S. degree in general and experimental psychology from Howard University. He earned his M.A. and Ph.D. degrees in business and applied economics from The Wharton School of Business and Finance at the University of Pennsylvania.

        Vincent Tese has served as a member of the Board of Directors since 1997, has served as chairman of the Nominating and Corporate Governance Committee of the Board of Directors since 2000, and served as a member of the Executive Compensation and Option Committee of the Board of Directors since 1998, and served as chairman of said committee from 1998 until 2004. Mr. Tese served as New York State Superintendent of Banks from 1983 to 1985, chairman and chief executive officer of the Urban Development Corporation from 1985 to 1994, director of economic development for New York State from 1987 to 1994 and commissioner and vice chairman of the Port Authority of New York and New Jersey from 1991 to 1995. Mr. Tese also served as a partner in the law firm of Tese & Tese, a partner in the Sinclair Group, a commodities trading and investment management company, and a co-founder of Cross Country Cable TV. Mr. Tese is the former chairman of Cross Country Wireless; he is currently a member of the board of directors of The Bear Stearns Companies Inc., Bowne & Company, Inc., Cablevision Systems Corporation, NWH, Inc., Gabelli Asset Management Inc.; and as a trustee of New York University School of Law and New York Presbyterian Hospital. Mr. Tese has a B.A. degree in accounting from Pace University, a J.D. degree from Brooklyn Law School and a LL.M. degree in taxation from New York University School of Law.

        Robert F. Weinberg was appointed as a member of the Board of Directors in 2004 to fill the seat vacated by Martin S. Berger. Mr. Weinberg had served as a member of the Advisory Board of the Company since 1998 and previously as a member of the Board of Directors from 1997 until 1998 and from 2001 until 2003. Mr. Weinberg served as co-chairman and general partner of The Robert Martin Company since its founding in 1957. Mr. Weinberg is presently the chairman of the Outreach Committee on Orderly Growth in Westchester, a director of City & Suburban Federal Savings Bank and a director of the Westchester County Association. Mr. Weinberg earned a B.S. degree in Mechanical Engineering from New York University, an M.S. degree in Building Engineering & Construction from M.I.T. and a J.D. degree from Brooklyn Law School. Mr. Berger and Mr. Weinberg have agreed that the board seat will be rotated between Mr. Berger and Mr. Weinberg annually. See "Certain Relationships and Related Transactions—Robert Martin Agreement."

        Roy J. Zuckerberg was appointed as a member of the Board of Directors in 1999, as a member of the Audit Committee of the Board of Directors in 1999, and as a member of the Executive Committee of the Board of Directors in 2000. Mr. Zuckerberg has been a senior director of the Goldman Sachs Group, Inc. since 1999 and was the founder and currently serves as chairman of Samson Capital Advisors. From 1997 to 1998 Mr. Zuckerberg served as vice chairman of Goldman, Sachs & Co., a member of its executive committee and head of its Equities Division. Mr. Zuckerberg served as chairman of the Securities Industry Association in 1999. Mr. Zuckerberg is a former chairman of the board of trustees and a member of the executive committee of North Shore—Long Island Jewish Health System, Inc., a trustee of the American Red Cross in Greater New York, Cold Spring Harbor

Laboratory, and Congregation Shearith Israel. He is also a director of the Joseph P. Kennedy Enterprises, Inc. and is Chairman of the Board of Governors of the Ben-Gurion University of the Negev. Mr. Zuckerberg is also on the Board of Governors of the Weitzman Institute of Science and he serves as chair of the investment committee of the University of Massachusetts Foundation. Mr. Zuckerberg received a B.S. from Lowell Technological Institute in 1958 and served in the United States Army. In June, 1994, he received The Distinguished Alumni Award; in 1999, he received a Doctor of Humane Letters; and in 2002, he received the President's Medal from the University of Massachusetts.

Certain Relationships and Related Transactions

        Cali Agreement.    On June 27, 2000, both Brant Cali and John R. Cali resigned their positions as officers of the Company, Brant Cali resigned as a director of the Company and John R. Cali was appointed to the Board of Directors to take the seat previously held by Brant Cali. As required by Brant Cali and John R. Cali's former employment agreements with the Company, among other things, the Company permitted Brant Cali and John R. Cali (and their dependents) to participate in the health and disability insurance programs of the Company until June 27, 2004. Until June 27, 2005, the Company will continue to provide John J. Cali, Angelo Cali and Ed Leshowitz, the former chairman and former directors of the Company, respectively, with office space free of charge, at the Company's headquarters. The value of this office space to Messrs. Cali, Cali and Leshowitz is approximately $37,000 for the year ended December 31, 2004. In addition, from June 27, 2000 through June 27, 2004, the Company had previously provided administrative support free of charge to Messrs. Cali, Cali and Leshowitz. Commencing June 27, 2004, Messrs. Cali, Cali and Leshowitz agreed to reimburse the Company for the cost of such administrative support services from that date forward. The value of this administrative support to Messrs. Cali, Cali and Leshowitz was approximately $113,276 in 2004, and the Company was reimbursed $55,000 from the Cali Group for the year ended December 31, 2004 in connection with providing such services.

        For as long as members of the Cali Group (as defined below) (or entities wholly owned by the Cali family, Cali family trusts or the heirs of any member of the Cali Group) maintain at least the "Minimum Percentage" (as defined below) (which currently is the case) of the Cali family's aggregate equity position in the Units in the Operating Partnership (measured exactly as it existed on June 27, 2000, which was 1,698,755), the Company has agreed to nominate one designee of the Cali family for election to the Board of Directors at the 2003 Annual Meeting and at the Company's 2006 annual meeting of stockholders, provided that such person would be subject to the prior approval of the Board of Directors, which approval would not be unreasonably withheld. At the 2003 Annual Meeting, the Company nominated John R. Cali and the stockholders so elected him to the Board of Directors. The "Cali Group" consists of John R. Cali, director, Brant Cali, a former director, and John J. Cali, Angelo Cali and Ed Leshowitz, each a former director and a member of the Company's Advisory Board. "Minimum Percentage" shall mean (i) 90% or (ii) 87.5%, if the Cali family's aggregate equity position in the Units in the Operating Partnership is reduced below 90% solely as a result of sales of Units by the Operating Partnership to the Company. For as long as (i) the Cali family is represented on the Board of Directors, (ii) the Cali family (or entities wholly owned by the Cali family, Cali family trusts, or the heirs of any member of the Cali Group) maintains at least the Minimum Percentage of the Cali family's aggregate equity position in the Units of the Operating Partnership (measured exactly as it existed on June 27, 2000) and (iii) the Board of Directors determines in its reasonable discretion to continue the Executive Committee of the Board of Directors, the Cali family shall be entitled to designate John R. Cali or another Cali designated board member to serve as a member of the Executive Committee of the Board of Directors, which approval may not be unreasonably withheld. John R. Cali currently serves on the Executive Committee of the Board of Directors.

        John J. Cali, a former director, resigned from the Board of Directors immediately following the 2003 Annual Meeting, and became, at that time, a member of the Advisory Board of the Company. Mr. Cali was paid $50,000 in connection with his service as a consultant to the Advisory Board during his first year as a member of the Advisory Board, which payments ended on May 20, 2004.

        Mack Agreement.    In connection with the Company's combination with The Mack Company in December 1997, William L. Mack, Mitchell E. Hersh and Earle I. Mack were appointed to the Company's Board of Directors. If any of Messrs. Mack, Mack or Hersh shall withdraw from the Board of Directors for any reason during their terms, the members of the Mack Group are entitled to designate their successors. The "Mack Group" includes William L. Mack, chairman of the Board of Directors, David S. Mack, director, Earle I. Mack, a former director and member of the Advisory Board of the Company, Frederic Mack, a member of the Advisory Board of the Company, and Mitchell E. Hersh, President, Chief Executive Officer and director. Effective January 15, 2004, Earle I. Mack resigned from the Board of Directors and joined the Company's Advisory Board. Pursuant to the terms of the Mack Agreement, the Mack Group designated David S. Mack as the successor to Earle I. Mack's seat on the Board of Directors, and effective January 15, 2004, David S. Mack was appointed by the Board of Directors to fill Earle I. Mack's seat on the Board of Directors for the remainder of its term which expires at the Annual Meeting. In addition, for as long as members of the Mack Group maintain at least the "Mack Significant Interest" (as defined below), the Mack Group has the right to re-nominate, and the Company will support, Messrs. Mack, Mack and Hersh (or their successors) for re-election to the Board of Directors for successive three-year terms upon the expiration of each three-year term. "Mack Significant Interest" shall mean legal and beneficial ownership, in the aggregate, of not less than 3,174,603 shares of Common Stock and/or Units (on a fully converted basis) by Earle I. Mack, David S. Mack, Frederic Mack and William L. Mack, subject to certain restrictions and to adjustment for stock splits and other customary and similar stock dilutions.

        Robert Martin Agreement.    In connection with the Company's acquisition of 65 Class A properties from Robert Martin in January 1997, the Company granted Robert Martin the right to designate one member to the Board of Directors for six years which ended at the 2003 Annual Meeting. Robert Martin designated Martin S. Berger and Robert F. Weinberg to jointly share this board seat, as follows: Mr. Weinberg served as a member of the Board of Directors from January 1997 until December 1, 1998, at which time Mr. Weinberg resigned and Mr. Berger was appointed to serve in such capacity. Mr. Berger served as a member of the Board of Directors from December 1, 1998 until March 6, 2001, at which time Mr. Berger resigned and Mr. Weinberg was appointed to serve in such capacity until the 2003 Annual Meeting. The Company elected to nominate Mr. Berger, a designee of Robert Martin, at the 2003 Annual Meeting, and Mr. Berger was elected to the Board of Directors at the 2003 Annual Meeting. Mr. Berger and Mr. Weinberg have agreed that this board seat will be rotated among Mr. Berger and Mr. Weinberg annually. Immediately following the 2004 Annual Meeting, Mr. Berger resigned from the Board of Directors and Mr. Weinberg was appointed to fill his seat. Pursuant to the agreement between Mr. Berger and Mr. Weinberg, it is expected that immediately following the Annual Meeting, Mr. Weinberg will resign from the Board of Directors and Mr. Berger will assume Mr. Weinberg's seat on the Board of Directors, subject to qualification and appointment by the Board of Directors. When not serving on the Board of Directors, Mr. Berger or Mr. Weinberg, as appropriate, will serve as a member of the Advisory Board. Upon the death of Mr. Berger or Mr. Weinberg, the surviving person shall solely fill the remainder of the term of their shared board seat.

        Tax Protection Agreements.    The Company may not dispose of or distribute certain of its properties, currently comprising 72 properties with an aggregate net book value of approximately $1.2 billion (as of December 31, 2004), which were originally contributed by members of either the Mack Group (which includes William L. Mack, director, David S. Mack, director, Mitchell E. Hersh, president, chief executive officer and director, Earle I. Mack, a former director and a member of the Company's Advisory Board, and Frederic Mack, a member of the Company's Advisory Board), the

Robert Martin Group (which includes Martin S. Berger, a former director and a member of the Company's Advisory Board, Robert F. Weinberg, director, and Timothy M. Jones, former president of the Company) or the Cali Group, without the express written consent of a representative of the Mack Group, the Robert Martin Group or the Cali Group, as applicable, except in a manner which does not result in recognition of any built-in-gain (which may result in an income tax liability) or which reimburses the appropriate Mack Group, Robert Martin Group or Cali Group members for the tax consequences of the recognition of such built-in-gains (collectively, the "Property Lock-Ups"). The aforementioned restrictions do not apply in the event that the Company sells all of its properties or in connection with a sale transaction which the Company's Board of Directors determines is reasonably necessary to satisfy a material monetary default on any unsecured debt, judgment or liability of the Company or to cure any material monetary default on any mortgage secured by a property. The Property Lock-Ups expire periodically through 2008. Upon the expiration of the Property Lock-Ups, the Company is required to use commercially reasonable efforts to prevent any sale, transfer or other disposition of the subject properties from resulting in the recognition of built-in gain to the appropriate Mack Group, Robert Martin Group or Cali Group members.

        Acquisitions and Other Transactions.    Certain directors and executive officers of the Company (or members of their immediate families or related trusts) and persons who hold more than 5% of the outstanding shares of Common Stock (or Units in the Operating Partnership) had direct or indirect interests in certain transactions involving the Company, the Operating Partnership or their affiliates in the last fiscal year as follows:

  •
  William L. Mack, Chairman of the Board of Directors ("W. Mack"), David S. Mack, a director of the Company, and Earle I. Mack, a former director of the Company ("E. Mack"), are the executive officers, directors and stockholders of a corporation that entered into a lease in 2000 at one of the Company's office properties for approximately 7,801 square feet, which was scheduled to expire in November 2005. In November 2004, the lease was renewed for an additional three years, and is now scheduled to expire in November 2008. The Company has recognized $227,000 in revenue under this lease for the year ended December 31, 2004, and had no accounts receivable from the corporation as of December 31, 2004.

  •
  The Company has conducted business with certain entities ("RMC Entity" or "RMC Entities"), whose principals include Timothy M. Jones, Martin S. Berger and Robert F. Weinberg, who are affiliated with the Company as the former president of the Company, a former director and current member of the Advisory Board of the Company, and a current director, respectively. Such business was as follows:

  (1)
  The Company provides management, leasing and construction-related services to properties in which RMC Entities have an ownership interest. The Company recognized approximately $1,996,000 in revenue from RMC Entities for the year ended December 31, 2004. As of December 31, 2004, the Company had no accounts receivable from RMC Entities.

  (2)
  An RMC Entity leases space at one of the Company's office properties for approximately 3,330 square feet, which carries a month-to-month term. The Company recognized $91,000 in revenue under this lease for the year ended December 31, 2004, and had no accounts receivable due from the RMC Entity as of December 31, 2004.

  •
  Mr. Berger holds a 24 percent interest, acts as chairman and chief executive officer, Mr. Weinberg also holds a 24 percent interest and is a director, and W. Mack holds a nine percent interest and is director of City & Suburban Federal Savings Bank and/or one of its affiliates, which leases a total of 15,879 square feet of space at two of the Company's office properties, comprised of 3,037 square feet scheduled to expire in June 2008 and 12,842 square feet scheduled to expire in April 2013. The Company recognized $459,000 in revenue under these leases for the year ended December 31, 2004, and had no accounts receivable from the company as of December 31, 2004. As of February 13, 2004, City & Suburban assigned its lease with respect to 3,037 square feet of office space to an unaffiliated third party and has no continuing obligations under such lease.

  •
  The son of Mr. Berger, a former officer of the Company, served as an officer and had a financial interest which was sold in 2004 in a company which provides cleaning and other related services to certain of the Company's properties. The Company has incurred costs from this company of approximately $5,906,000 for the year ended December 31, 2004. As of December 31, 2004, the Company did not have any accounts payable to this company.

  •
  In 2004, the director accounts of William L. Mack, Nathan Gantcher, Martin D. Gruss, David S. Mack, Alan G. Philibosian, Irvin D. Reid, Vincent Tese, and Roy J. Zuckerberg were credited with a deemed stock dividend, calculated based upon the number of deferred stock units owned by each director at the time of the dividend issuance, in the amount of 244.806, 226.971, 244.806, 12.151, 123.056, 244.806, 266.179 and 226.971, respectively, pursuant to the Director's Deferred Compensation Plan, whereby each non-employee director is entitled to defer all or a specified portion of the annual compensation to be paid to such director. See "Compensation of Directors—Directors' Deferred Compensation Plan" below.

Independence of the Board of Directors

        The Board of Directors has adopted the NYSE's standards for determining the independence of its members and believes that it interprets these requirements conservatively. In applying these standards, the Board of Directors considers commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others, in assessing the independence of directors, and must disclose any basis for determining that a relationship is not material. The Board of Directors has determined that a three-fourths majority of its members, namely Alan S. Bernikow, John R. Cali, Nathan Gantcher, Martin D. Gruss, Alan G. Philibosian, Irvin D. Reid, Vincent Tese, Robert F. Weinberg and Roy J. Zuckerberg, are independent directors within the meaning of such NYSE independence standards in terms of independence from management. In making this determination, the Board of Directors did not exclude from consideration as immaterial any relationship potentially compromising the independence of any of the above directors.

        In making its determination with respect to John R. Cali, the Board of Directors noted that Mr. Cali, who was an executive officer of the Company until June 27, 2000, is a member of the Cali Group (one of the original contributors of property to the Company), had continued to participate in the health and disability insurance programs of the Company until June 27, 2004, and sits on the Board of Directors as a result of an agreement between the Company and the Cali Group. Until June 27, 2005, the Company will continue to provide John J. Cali, Angelo Cali and Ed Leshowitz, the former chairman and former directors of the Company, respectively, with office space free of charge, at the Company's headquarters. The value of this office space to Messrs. Cali, Cali and Leshowitz is approximately $37,000. In addition, up until June 27, 2004, the Company had previously provided administrative support free of charge to Messrs. Cali, Cali and Leshowitz. Commencing June 27, 2004, Messrs. Cali, Cali and Leshowitz agreed to reimburse the Company for the cost of such administrative support services from that date forward. The value of this administrative support to Messrs. Cali, Cali and Leshowitz was approximately $113,276 in 2004, and the Company was reimbursed $55,000 from the Cali Group for the year ended December 31, 2004 in connection with providing such services. John R. Cali is the nephew of John J. Cali, a current member of the Company's Advisory Board who was an officer of the Company from 1994 until June 27, 2000 and also served as a member of the Board of Directors from 1994 until the 2003 Annual Meeting, and is also the son of Angelo Cali, a current member of the Company's Advisory Board who was a member of the Board of Directors from 1994 until December 1997. The Board of Directors nevertheless determined that John R. Cali is an independent director because (i) neither he nor any member of the Cali Group has had a material relationship with management of the Company since June 27, 2000, other than the Cali family's right to designate a nominee to the Board of Directors as described under "Certain Relationships and Related Transactions—Cali Agreement" and (ii) the value of the financial benefits provided to the Cali Group is not material to the Company.

        In making its determination with respect to Robert F. Weinberg, the Board of Directors further noted that Mr. Weinberg and Martin S. Berger, with whom Mr. Weinberg shares his board seat, were previously each a designee of The Robert Martin Company (one of the original contributors of property to the Company), and that the service of each of Messrs. Weinberg and Berger on the Board of Directors from 1997 to 2003 was pursuant to an agreement between the Company and Robert Martin executed in connection with the Company's acquisition of 65 Class A properties from Robert Martin in January 1997, whereby the Company granted Robert Martin the right to designate one member to the Board of Directors for six years which ended at the 2003 Annual Meeting. See "Certain Relationships and Related Transactions—Robert Martin Agreement." In addition, Timothy M. Jones, the former President of the Company who resigned on May 7, 2004, was an affiliate of Robert Martin. Furthermore, the Company has entered into various transactions with RMC Entities whose principles include Messrs. Weinberg, Berger and Jones, as further described in "Certain Relationships and Related Transactions—Acquisitions and Other Transactions." The Board of Directors nevertheless has determined that Robert F. Weinberg is an independent director because (i) the right of Robert Martin to designate a member to the Board of Directors expired at the 2003 Annual Meeting, (ii) neither he nor any member of the Robert Martin Group has had a material relationship with management of the Company since the resignation of Timothy M. Jones on May 7, 2004, and (iii) the value of the transactions between the Company and various RMC Entities is not material to the Company. The second factor is different from prior years' determinations and is the principal reason that the Board of Directors determined that Mr. Weinberg (and Mr. Berger) will now be considered an independent director.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act, requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes of ownership (Forms 3, 4 and 5) of the Common Stock with the SEC and the NYSE. Executive officers, directors and greater than 10% holders are required by SEC regulations to furnish the Company with copies of such forms that they file.

        To the Company's knowledge, based solely on the Company's review of the copies of such reports received by the Company, the Company believes that for the fiscal year 2004, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with.

Meetings of the Board of Directors

        During 2004, the entire Board of Directors met eight times. No director attended fewer than 75% of the total number of meetings of the Board of Directors in 2004, and no director attended fewer than 75% of the total number of meetings held in 2004 by all committees of the Board of Directors on which he served. The Company does not have a formal policy regarding attendance by members of the Board of Directors at the annual meetings of stockholders, but the Company strongly encourages all members of the Board of Directors to attend its annual meetings and expects such attendance except in the event of exigent circumstances. All of the members of the Board of Directors at the time of the 2004 Annual Meeting were in attendance at the 2004 Annual Meeting.

        Executive Sessions of the Board of Directors consisting only of non-management directors will be held at least once per year, and periodically as determined by the non-management directors. Such

Executive Sessions will typically occur immediately following the regularly scheduled quarterly meetings of the Board of Directors, or at any other time and place as the non-management directors may determine. The presiding director of each Executive Session (the "Presiding Director") shall be rotated on a successive basis amongst the chairmen of the Audit Committee, the Executive Compensation and Option Committee and the Nominating and Corporate Governance Committee, with the term of each Presiding Director commencing with the beginning of the Executive Session at which such Presiding Director shall chair, and continuing through and up to immediately preceding the next regularly scheduled Executive Session. Interested parties may submit matters for consideration to the non-management directors by utilizing the procedures identified under "Stockholder Communications" in this Proxy Statement. During 2004, the non-management directors met in Executive Session two times.

Meetings of Committees of the Board of Directors

        The Board of Directors has four committees: the Executive Committee, the Audit Committee, the Executive Compensation and Option Committee, and the Nominating and Corporate Governance Committee. The Board of Directors has adopted written charters for the Audit Committee, the Executive Compensation and Option Committee, and the Nominating and Corporate Governance Committee. The Company makes available free of charge on or through its internet website items related to corporate governance matters, including, among other things, the Company's corporate governance principles, charters of various committees of the Board of Directors, and the Company's code of business conduct and ethics applicable to all employees, officers and directors. The Company's internet website is www.mack-cali.com. The Company intends to disclose on its internet website any amendments to or waivers from its code of business conduct and ethics as well as any amendments to its corporate governance principles or the charters of various committees of the Board of Directors. Any stockholder also may obtain copies of these documents, free of charge, by sending a request in writing to: Mack-Cali Realty Corporation, Investor Relations Department, 11 Commerce Drive, Cranford, NJ 07016-3599. On September 14, 2004, the Board of Directors adopted the Second Amended and Restated Audit Committee Charter to address final rules promulgated by the Public Company Accounting Oversight Board. A copy of the Second Amended and Restated Audit Committee Charter is attached to this Proxy Statement as Annex A.

        Executive Committee.    The Executive Committee consists of William L. Mack, chairman, John R. Cali, Nathan Gantcher, Mitchell E. Hersh and Roy J. Zuckerberg. The Executive Committee acts for the Board of Directors in between regularly scheduled meetings of the Board of Directors, within certain parameters prescribed by the Board of Directors. The Executive Committee met three times during 2004, and also acted by unanimous written consent nine times during 2004.

        Audit Committee.    The Audit Committee consists of Alan S. Bernikow, chairman, Nathan Gantcher, Irvin D. Reid and Roy J. Zuckerberg. The Audit Committee authorizes and approves the engagement of the Company's independent registered public accountants, reviews with the Company's independent registered public accountants the scope and results of the audit engagement, approves or establishes pre-approval policies for all professional audit and permissible non-audit services provided by the Company's independent registered public accountants, considers the range of audit and non-audit fees, and reviews the adequacy of the Company's internal control over financial reporting, disclosure controls and procedures and internal audit function. The Audit Committee also assists the Board of Directors in overseeing (1) the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements, (3) the Company's independent registered public accountants' qualifications and independence, and (4) the performance of the Company's internal audit function and independent registered public accountants. See "Report of the Audit Committee of the Board of Directors" below. The Board of Directors has determined that each of the members of the Audit Committee is an "independent" director within the meaning of the NYSE

Independence Standards and Rule 10A-3 promulgated by the SEC under the Exchange Act. In addition, the Board of Directors has determined that each of Alan S. Bernikow, Nathan Gantcher, Irvin D. Reid and Roy J. Zuckerberg satisfies applicable financial literacy standards of the NYSE, and that Alan S. Bernikow qualifies as an Audit Committee Financial Expert under applicable SEC Rules. The Audit Committee met six times during 2004.

        Executive Compensation and Option Committee.    The Executive Compensation and Option Committee consists of Alan G. Philibosian, chairman, Martin D. Gruss and Vincent Tese. The Executive Compensation and Option Committee establishes remuneration levels for executive officers of the Company and implements incentive programs, including the Company's employee and director stock option plans. The Board of Directors has determined that each of the members of the Executive Compensation and Option Committee is an "independent" director within the meaning of the NYSE Independence Standards. The Executive Compensation and Option Committee met three times in 2004.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee consists of Vincent Tese, chairman, Nathan Gantcher and Alan G. Philibosian. The Board of Directors has determined that each of the members of the Nominating and Corporate Governance Committee is an "independent" director within the meaning of the NYSE Independence Standards. The Nominating and Corporate Governance Committee met two times during 2004.

        The Nominating and Corporate Governance Committee identifies individuals qualified to become members of the Board of Directors and recommends to the Board of Directors the slate of directors to be nominated at the Annual Meeting. The Nominating and Corporate Governance Committee will consider recommendations for nominees for directorships submitted by stockholders, provided that the Committee will not entertain stockholder nominations from stockholders who do not meet the eligibility criteria for submission of stockholder proposals under SEC Rule 14a-8 of Regulation 14A under the Exchange Act. Stockholders may submit written recommendations for committee appointments or recommendations for nominees to the Board of Directors, together with appropriate biographical information and qualifications of such nominees, to the Company's General Counsel following the same procedures as described in "Stockholder Communications" in this Proxy Statement. In order for the Nominating and Corporate Governance Committee to consider a nominee for directorship submitted by a stockholder, such recommendation must be received by the General Counsel by the time period set forth in the Company's most recent proxy statement for the submission of stockholder proposals under SEC Rule 14a-8 of Regulation 14A under the Exchange Act. The General Counsel shall then deliver any such communications to the Chairman of the Nominating and Corporate Governance Committee.

        The Nominating and Corporate Governance Committee evaluates all candidates for nomination, whether identified by the committee or proposed by a stockholder, by considering a number of criteria which includes the candidate's reputation, integrity, business acumen, diligence, experience, age, potential conflicts of interest, the ability to act in the interests of all stockholders, and the perceived need of the Board of Directors. When evaluating a nominee's overall qualifications, the Nominating and Corporate Governance Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily required of all prospective nominees. In addition to the aforementioned criteria, when evaluating a director for re-nomination to the Board of Directors, the Nominating and Corporate Governance Committee will also consider the director's history of attendance at board and committee meetings, the director's preparation for and participation in such meetings, and the director's tenure as a member of the Board of Directors.

Stockholder Communications

        All stockholder communications must (i) be addressed to the General Counsel of the Company at the address of the Company or at the General Counsel's internet e-mail address, (ii) be in writing either in print or electronic format, (iii) be signed by the stockholder sending the communication, (iv) indicate whether the communication is intended for the entire Board of Directors, the Nominating and Corporate Governance Committee, or the Presiding Director of Executive Sessions of non-management directors, (v) if the communication relates to a stockholder proposal or director nominee, identify the number of shares held by the stockholder, the length of time such shares have been held, and the stockholder's intention to hold or dispose of such shares, provided that the Board of Directors and the Nominating and Corporate Governance Committee will not entertain stockholder proposals or stockholder nominations from stockholders who do not meet the eligibility and procedural criteria for submission of shareholder proposals under SEC Rule 14a-8 of Regulation 14A under the Exchange Act, and (vi) if the communication relates to a director nominee being recommended by the stockholder, must include appropriate biographical information of the candidate.

        Upon receipt of a stockholder communication that is compliant with the requirements identified above, the General Counsel shall promptly deliver such communication to the appropriate board or committee member(s) identified by the stockholder as the intended recipient of such communication by forwarding the communication to either the Chairman of the Board of Directors with a copy to the Chief Executive Officer, the Chairman of the Nominating and Corporate Governance Committee, or the acting Presiding Director of the Executive Sessions of non-management directors, as the case may be.

        The General Counsel may, in his sole discretion and acting in good faith, provide copies of any such stockholder communication to any one or more directors and executive officers of the Company, except that in processing any stockholder communication addressed to the Presiding Director of the Executive Sessions of non-management directors, the General Counsel may not copy any member of management in forwarding such communication to the acting Presiding Director.

Report of the Audit Committee of the Board of Directors

        The Audit Committee of the Board of Directors, on behalf of the Board of Directors, serves as an independent and objective party to monitor and provide general oversight of the Company's financial accounting and reporting process, selection of critical accounting policies, system of internal control, internal audit function, audit process for monitoring compliance with laws and regulations and the Company's standards of business conduct. The Audit Committee performs these oversight responsibilities in accordance with its charter.

        The Company's management has primary responsibility for preparing the Company's financial statements and the Company's financial reporting process, including its system of internal control over financial reporting. The Company's independent registered public accountants, PricewaterhouseCoopers LLP, are responsible for expressing opinions on the conformity of the Company's 2004 audited financial statements to accounting principles generally accepted in the United States of America and management's assessment and the effectiveness of the Company's internal control over financial reporting as of December 31, 2004. The Audit Committee discussed with the Company's independent registered public accountants the overall scope and plans for its audits. The Audit Committee met with the Company's independent registered public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal control over financial reporting, and the overall quality of the Company's financial reporting.

        In this context, the Audit Committee hereby reports as follows:

1.
The Audit Committee has reviewed and discussed the fiscal 2004 audited financial statements with the Company's management, including the quality, not just the acceptability, of the Company's accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements;

2.
The Audit Committee has discussed with the Company's independent registered public accountants their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU, 380), as may be modified or supplemented;

3.
The Audit Committee has received the written disclosures and the letter from the Company's independent registered public accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the Company's independent registered public accountants the independent registered public accountants' independence from management and the Company and considered the compatibility of non-audit services with the Company's independent registered public accountants' independence; and

4.
Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the SEC.

        The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or Exchange Act, except to the extent the Company specifically incorporates this Audit Committee Report by reference therein.

        Each of the members of the Audit Committee is independent as defined under the standards of the NYSE and the SEC, and meets all other requirements of such exchange and of such rules of the SEC.

AUDIT COMMITTEE ALAN S. BERNIKOW, CHAIRMAN NATHAN GANTCHER IRVIN D. REID ROY J. ZUCKERBERG

COMPENSATION OF DIRECTORS

        Directors' Fees.    In 2004, each non-employee director was paid an annual fee of $25,000, plus $1,000 per board meeting attended, $500 per committee meeting attended and $250 per telephonic meeting participation, and the Chairman of the Audit Committee was paid an additional annual fee of $10,000 in light of the additional responsibilities imposed by the Sarbanes-Oxley Act of 2002 and the SEC upon the Chairman. The Chairman of each of the Nominating and Corporate Governance Committee and the Executive Compensation and Option Committee were paid an additional annual fee of $5,000. The Company does not pay director fees to employee directors, who in fiscal 2004 consisted of Mitchell E. Hersh. Each director also was reimbursed for expenses incurred in attending board and committee meetings. For fiscal year 2004, the Company's non-employee directors received directors' fees or fee equivalents (see "Compensation of Directors—Directors' Deferred Compensation Plan" below) in the amounts set forth in the table below. Beginning in 2005, the annual fee paid to each non-employee director was increased from $25,000 to $30,000, the fee paid for participating in a committee meeting was increased from $500 to $1,000, and the fee paid for participating in a telephonic meeting was increased from $250 to $1,000 per meeting.

        Directors' Deferred Compensation Plan.    Pursuant to the Directors' Deferred Compensation Plan, effective as of January 1, 1999, each non-employee director is entitled to defer all or a specified portion of the annual fee to be paid to such director. The account of a director who elects to defer such compensation under the Directors' Deferred Compensation Plan is credited with the hypothetical number of stock units, calculated to the nearest thousandths of a unit, determined by dividing the amount of compensation deferred on the deferral date by the closing market price of the Company's Common Stock as reported on the Consolidated Tape of NYSE listed shares on the deferral date. Any stock dividend declared by the Company on its Common Stock results in a proportionate increase in units in the director's account as if such director held shares of Common Stock equal to the number of units in such director's account. Payment of a director's account may only be made in a lump sum in shares of Common Stock equal to the number of units in a director's account after either the director's service on the Board of Directors has terminated or there has been a change in control of the Company. In 2004, the director accounts of William L. Mack, Nathan Gantcher, Martin D. Gruss, David S. Mack, Alan G. Philibosian, Irvin D. Reid, Vincent Tese, and Roy J. Zuckerberg were credited with the stock units set forth in the table below.

2004 Directors' Compensation

Director	Cash Fees	Deferred Stock Units(1)(2)	Cash Value of Deferred Stock Units
William L. Mack	$7,250	596.064	$25,000
Alan S. Bernikow	$16,516	—	—
Martin S. Berger(3)	$22,500	—	—
John R. Cali	$32,250	—	—
Nathan Gantcher	$10,750	596.064	$25,000
Martin D. Gruss	$6,250	596.064	$25,000
David S. Mack	$3,500	417.441	$17,720
Alan G. Philibosian	$21,000	327.348	$13,750
Irvin D. Reid	$8,750	596.064	$25,000
Vincent Tese	$7,250	775.856	$32,500
Robert F. Weinberg(4)	$11,375	—	—
Roy J. Zuckerberg	$9,250	596.064	$25,000
Total	$156,641	4,500.965	$188,970

(1)
Deferred stock units for William L. Mack, Nathan Gantcher, Martin D. Gruss, David S. Mack, Alan G. Philibosian, Irvin D. Reid, Vincent Tese and Roy J. Zuckerberg do not reflect (i) quarterly dividends credited in 2004 on cumulative deferred stock units under the Mack-Cali Realty Corporation Deferred Compensation Plan for Directors in the amounts of 244.806, 226.971, 244.806, 12.151, 123.056, 244.806, 266.179 and 226.971, respectively, and (ii) deferred stock units (including the quarterly deemed stock dividends credited on such deferred stock units) earned in the fourth fiscal quarter of 2004 but not issued until January 5, 2005 in the amounts of 212.747, 208.233, 212.747, 153.772, 121.56, 212.747, 248.429 and 208.233, respectively.

(2)
As of December 31, 2004, William L. Mack, Nathan Gantcher, Martin D. Gruss, David S. Mack, Alan G. Philibosian, Irvin D. Reid, Vincent Tese and Roy J. Zuckerberg have been issued a total of 4,454.813, 4,146.735, 4,454.813, 429.592, 2,257.372, 4,454.813, 4,877.088 and 4,146.735 deferred stock units (including the quarterly deemed stock dividends credited on such deferred stock units and excluding deferred stock units earned in the fourth fiscal quarter of 2004 but not issued until

  January 5, 2005 in the amounts indicated in footnote 1 above), respectively, pursuant to the Director's Deferred Compensation Plan since January 1, 1999.

(3)
Mr. Berger resigned from the Board of Directors immediately following the 2004 Annual Meeting and became a member of the Company's Advisory Board. Pursuant to an agreement between Mr. Berger and Mr. Weinberg, it is expected that immediately following the Annual Meeting, Mr. Weinberg will resign from the Board of Directors and Mr. Berger will assume Mr. Weinberg's seat on the Board of Directors, subject to qualification and appointment by the Board of Directors. See "Certain Relationships and Related Transactions—Robert Martin Agreement."

(4)
Mr. Weinberg became a member of the Board of Directors on May 20, 2004. Pursuant to an agreement between Mr. Berger and Mr. Weinberg, it is expected that immediately following the Annual Meeting, Mr. Weinberg will resign from the Board of Directors and Mr. Berger will assume Mr. Weinberg's seat on the Board of Directors, subject to qualification and appointment by the Board of Directors. See "Certain Relationships and Related Transactions—Robert Martin Agreement."

        Directors' Stock Option Plans.    The Company has two equity compensation plans pursuant to which equity compensation awards to non-employee members of the Board of Directors may be made: the Amended and Restated 2000 Director Stock Option Plan of Mack-Cali Realty Corporation (the "2000 Director Stock Option Plan"), and the Mack-Cali Realty Corporation 2004 Incentive Stock Plan (the "2004 Incentive Plan"). References to the "Director Option Plans" herein refer to the 2000 Director Stock Option Plan and the 2004 Incentive Plan, collectively. Pursuant to the Director Option Plans, each non-employee director is automatically granted a non-qualified option to purchase 5,000 shares of Common Stock in connection with the director's initial election or appointment to the Board of Directors. These grants under the Director Option Plans are made at an exercise price equal to the "fair market value" (as defined under the Director Option Plans) at the time of the grant of the shares of Common Stock subject to such option. The Executive Compensation and Option Committee may make additional discretionary option grants to eligible directors, consistent with the terms of the Director Option Plans. The Board of Directors may amend, suspend or terminate the Director Option Plans at any time, except that any amendments that would constitute a material revision to either of the Director Option Plans must be submitted for stockholder approval pursuant to applicable NYSE rules. In 2004, 10,000 discretionary options and 13,000 shares of restricted stock were granted to the non-employee members of the Board of Directors pursuant to the Director Option Plans.

EXECUTIVE COMPENSATION

        The following table sets forth certain information concerning the compensation of the chief executive officer and the four most highly compensated executive officers of the Company other than the chief executive officer (collectively, the "Named Executive Officers") for each of the Company's last three fiscal years:

Summary Compensation Table

					Awards		Payouts
Long-Term Compensation
Annual Compensation(1)
Securities Underlying Options/ Warrants(#)
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compensation($)	Restricted Stock Award(s)($)		LTIP Payouts ($)(11)	All Other Compensation
Mitchell E. Hersh President and Chief Executive Officer	2004 2003 2002	1,050,000 1,050,000 1,050,000	625,000 500,000 500,000	469,135(2)(3) 414,748(4)(5) 164,058(6)	625,000(9) 500,000(10) 0	0 0 0	466,012 464,531 381,531	0 0 0
Barry Lefkowitz Executive Vice President and Chief Financial Officer	2004 2003 2002	395,000 395,000 395,000	350,000 320,000 320,000	241,984(2)(3) 212,389(4)(5) 68,485(6)	350,000(9) 300,000(10) 0	0 0 0	212,753 193,929 159,266	0 0 0
Roger W. Thomas Executive Vice President, General Counsel and Secretary	2004 2003 2002	350,000 350,000 335,000	300,000 250,000 250,000	208,101(2)(3) 182,388(4)(5) 61,765(6)	300,000(9) 250,000(10) 0	0 0 0	183,956 174,158 143,639	0 0 0
Michael A. Grossman Executive Vice President	2004 2003 2002	340,000 340,000 330,000	300,000 215,000 215,000	201,813(2)(3) 200,999(4)(5) 83,407(6)	300,000(9) 245,000(10) 0	0 0 0	169,332 222,440 193,970	0 0 0
Timothy M. Jones(7) Former President	2004 2003 2002	188,173 515,000 515,000	0 415,000 415,000	428,375(2)(8) 248,849(4)(5) 98,435(6)	0 300,000(10) 0	0 0 0	279,590 278,719 228,919	0 0 0

(1)
The annual compensation portion of this table includes the dollar value of regular annual payments of base salary, bonus and any other annual compensation earned by each Named Executive Officer during the stated fiscal year.

(2)
Includes tax gross-up payments of $200,385, $91,484, $79,101, $72,813, and $120,224 for Messrs. Hersh, Lefkowitz, Thomas, Grossman, and Jones, respectively, relating to restricted stock which vested on January 1, 2004. See footnote 11 hereto.

(3)
Includes tax gross-up payments of $268,750, $150,500, $129,000, and $129,000 for Messrs. Hersh, Lefkowitz, Thomas, and Grossman, respectively, relating to restricted stock which vested on December 7, 2004. See footnote 9 hereto.

(4)
Includes tax gross-up payments of $199,748, $83,389, $74,888, $95,649, and $119,849 for Messrs. Hersh, Lefkowitz, Thomas, Grossman, and Jones, respectively, relating to restricted stock which vested on January 2, 2003. See footnote 11 hereto.

(5)
Includes tax gross-up payments of $215,000, $129,000, $107,500, $105,350, and $129,000 for Messrs. Hersh, Lefkowitz, Thomas, Grossman, and Jones, respectively, relating to restricted stock which vested on December 2, 2003. See footnote 10 hereto.

(6)
Represents tax gross-up payments relating to restricted stock which vested on January 1, 2002. See footnote 11 hereto.

(7)
Effective May 7, 2004, Mr. Jones resigned as President and an employee of the Company. Disclosure of compensation paid to Mr. Jones in 2004 is being made pursuant to Item 402(a)(3)(iii) of Regulation S-K.

(8)
Includes a tax gross-up payment of $308,151 relating to restricted stock which vested on May 7, 2004 in connection with the resignation of Mr. Jones as President and an employee of the Company.

(9)
On December 7, 2004, Messrs. Hersh, Lefkowitz, Thomas, and Grossman were issued 13,514, 7,568, 6,487, and 6,487 shares of restricted stock, respectively. Such shares of restricted stock were fully vested as of the grant date. The recipients are, under the terms of the restricted stock grants, prohibited from transferring the shares until six (6) months have elapsed from the date of grant. The value of the restricted stock, and the tax gross-up payments relating thereto, are based upon a $46.25 stock price, which was the price of the Company's Common Stock on the date prior to the date of grant.

(10)
On December 2, 2003, Messrs. Hersh, Lefkowitz, Thomas, Grossman, and Jones were issued 12,448, 7,469, 6,224, 6,100, and 7,469 shares of restricted stock, respectively. Such shares of restricted stock were fully vested as of the grant date. The recipients were, under the terms of the restricted stock grants, prohibited from transferring the shares until six (6) months had elapsed from the date of grant. The value of the restricted stock, and the tax gross-up payments relating thereto, are based upon a $40.17 stock price, which was the price of the Company's Common Stock on the date prior to the date of grant.

(11)
In July 1999, the Company entered into amended and restated employment agreements with each of Messrs. Hersh, Lefkowitz, Thomas and Jones, pursuant to which Messrs. Hersh, Lefkowitz, Thomas and Jones were issued 62,500, 26,094, 22,031 and 37,500 shares of restricted stock, respectively, the vesting of which is contingent upon the satisfaction of certain performance requirements. There are certain tax gross-up payments that have been and will be made upon vesting of such shares of restricted stock. In March 2001, Mr. Thomas was issued 1,000 shares of restricted stock, the vesting of which is contingent upon the satisfaction of certain performance requirements. In December 1999 and March 2001, Mr. Grossman was issued 4,000 and 18,519 shares of restricted stock, respectively, the vesting of which is contingent upon the satisfaction of certain performance requirements. There have been and will be made certain tax gross-up payments upon vesting of the shares of restricted stock granted to Messrs. Thomas and Grossman in 1999 and 2001. See "Employment Contracts; Termination of Employment." The shares of restricted stock vest with respect to the recipient on either an annual basis over a five-year vesting period or on a cumulative basis over a seven-year maximum vesting period.

The number of shares of restricted stock scheduled to be vested and earned on each vesting date on an annual basis, provided certain performance requirements set forth in the following sentence are satisfied, generally is equal to 15% of the restricted stock on the vesting date in year one, 15% of the restricted stock on the vesting date in year two, 20% of the restricted stock on the vesting date in year three, and 25% of the restricted stock on the vesting date in each of year four and year five. Vesting of the restricted stock on an annual basis commenced January 1, 2000, provided one of the following financial tests is met for the measurement period ending on the last day of the Company's fiscal year immediately preceding such vesting date: (A) the Company achieves an eight percent (8%) increase in its funds from operations per common share or (B) stockholders achieve a twelve and three quarters percent (12.75%) total return (dividends, assuming reinvestment upon applicable payment date, plus stock appreciation per share of Common Stock). The Company met the first of such tests for the measurement period ended December 31, 1999, and the corresponding shares of restricted stock vested on January 1, 2000. The Company also met the first of such tests for the measurement period ended December 31, 2000. On January 1, 2001, the following shares of restricted stock vested: 9,375, 3,914, 3,305, 600 and 5,625 shares for Messrs. Hersh, Lefkowitz, Thomas, Grossman and Jones, respectively, together with tax gross-up payments relating thereto. The value of the vested restricted stock and the tax gross-up payments relating thereto are based upon a $28.2656 stock price, which was the price of the Company's Common Stock on the date of vesting. The Company also met the test set forth in (A) above for the measurement period ended December 31, 2001. On January 1, 2002, the following shares of restricted stock vested: 12,500, 5,218, 4,706, 6,355 and 7,500 shares for Messrs. Hersh, Lefkowitz, Thomas, Grossman and Jones, respectively, together with tax gross-up payments relating thereto. The value of the vested restricted stock for the measurement period ended December 31, 2001, and the tax gross-up payments relating thereto are based upon a $30.5225 stock price, which was the price of the Company's Common Stock on the date of vesting.

On January 2, 2003, the Company, with the consent of Messrs. Hersh, Lefkowitz, Thomas, Grossman and Jones, respectively, amended the existing restricted stock agreements of each such Named Executive Officer to (i) vest the shares of restricted stock scheduled to vest in 2003 (which otherwise would not have vested in 2003), (ii) lengthen the vesting period for the shares of restricted stock scheduled to vest in 2004 by four years and (iii) replace the existing performance targets with performance targets determined annually by the Executive Compensation and Option Committee in each applicable year. In addition, on January 2, 2003,

  Messrs. Hersh, Lefkowitz, Thomas, Grossman and Jones were issued 60,000, 28,000, 24,000, 20,000 and 36,000 shares of restricted stock, respectively. There are certain tax gross-up payments that will be made upon vesting of such shares of restricted stock and the prior shares of restricted stock. With respect to the shares of restricted stock issued in 2003, as well as prior unvested shares of restricted stock, the number of shares scheduled to be vested and earned on each vesting date on an annual basis during the five to seven year vesting period, provided certain performance requirements are satisfied, generally is equal to 15% of such restricted stock on the vesting date in year one, 15% of such restricted stock on the vesting date in year two, 20% of such restricted stock on the vesting date in year three, 25% of such restricted stock on the vesting date in year four and 25% of such restricted stock on the vesting date in year five, with any unvested shares of restricted stock carried forward into subsequent years including year six and year seven. See "Employment Contracts; Termination of Employment." On January 2, 2003, the following shares of restricted stock vested: 15,625, 6,523, 5,858, 7,482 and 9,375 shares for Messrs. Hersh, Lefkowitz, Thomas, Grossman and Jones, respectively, together with tax gross-up payments relating thereto. The value of such vested restricted stock, and the tax gross-up payments relating thereto, are based upon a $29.73 stock price, which was the price of the Company's Common Stock on the date of vesting.

On January 1, 2004, the following shares of restricted stock vested: 11,344, 5,179, 4,478, 4,122 and 6,806 shares for Messrs. Hersh, Lefkowitz, Thomas, Grossman and Jones, respectively. The value of such restricted stock and the tax gross-up payments relating thereto is based upon a $41.08 stock price, which was the price of the Company's Common Stock on the date of vesting.

On January 1, 2005, the following shares of restricted stock vested: 11,344, 5,179, 4,478 and 4,122 shares for Messrs. Hersh, Lefkowitz, Thomas and Grossman, respectively. The value of such restricted stock and the tax gross-up payments relating thereto is based upon a $45.85 stock price, which was the price of the Company's Common Stock on the date of vesting.

AGGREGATED OPTION/SAR EXERCISES IN
LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

			Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End(#)		Value of Unexercised In-The-Money Options/SARs at Fiscal Year-End($)
	Shares Acquired on Exercise(#)
Name		Value Realized($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Mitchell E. Hersh	3,729	$72,818	36,271	0	$697,038	$0
Barry Lefkowitz	23,587	$272,610	20,000	0	$384,350	$0
Roger W. Thomas	23,587	$272,610	20,000	0	$384,350	$0
Michael A. Grossman	12,082	$178,269	6,000	0	$115,680	$0
Timothy M. Jones	199,795	$2,009,541	0	0	$0	$0

        During 2004, the Company did not grant any options to its Named Executive Officers.

Employment Contracts; Termination of Employment

        Mitchell E. Hersh Employment Agreement.    On July 1, 1999, following the appointment of Mitchell E. Hersh as Chief Executive Officer of the Company on April 18, 1999, the Company and Mr. Hersh amended and restated Mr. Hersh's employment agreement with the Company (the "Amended and Restated Hersh Agreement"), providing for a constant four year term. In May 2004, Mr. Hersh was appointed to the additional position of President of the Company. Mr. Hersh's current annual base salary is $1,050,000, with annual increases within the discretion of the Executive Compensation and Option Committee. Mr. Hersh also is eligible to receive an annual bonus, restricted share awards and options within the discretion of the Board of Directors or the Executive Compensation and Option Committee, as the case may be. Pursuant to the Employee Option Plans (as defined hereafter), Mr. Hersh was awarded 62,500 shares of restricted stock as of July 1, 1999, and with respect to each tax year in which such shares of restricted stock vest and are distributed to him, Mr. Hersh is entitled to receive a tax gross-up payment from the Company equal to forty-three percent (43%) of the fair market value of such restricted shares at the time of vesting, exclusive of dividends (the "Tax Gross-Up Payments"). Mr. Hersh is required to devote substantially all of his business time to the affairs of the Company and, subject to certain excluded activities, generally is restricted during the term of his employment and in the event his employment is terminated by the Company for cause (as defined in the Amended and Restated Hersh Agreement) or by him without good reason (as defined in the Amended and Restated Hersh Agreement), for a period of one year thereafter, from conducting any office-service, flex or office property development, acquisition or management activities within the continental United States. Mr. Hersh is entitled to (i) receive the aggregate of a cash payment of $8,000,000 (the "Fixed Amount"), reimbursement of expenses incurred prior to the date of termination, and the Tax-Gross-Up Payments applicable to any vested shares of restricted stock, (ii) immediate vesting of all options and incentive compensation payments or programs otherwise subject to a vesting schedule, (iii) require the Company to repurchase his vested options and (iv) receive continuation of health coverage through the end of his unexpired employment period should his employment be terminated by the Company without cause, by him for good reason or on account of his disability (as defined in the Amended and Restated Hersh Agreement) or death. Should Mr. Hersh terminate his employment on or within six months following a change in control (as defined in the Amended and Restated Hersh Agreement), Mr. Hersh's termination shall be treated as a termination for good reason. In addition, upon a change in control, and irrespective of whether Mr. Hersh's employment is terminated, the vesting of all options and other incentive compensation is accelerated and Mr. Hersh is entitled to receive a tax gross-up payment to cover any excise taxes payable due to the change in control. On January 2, 2003, the Company, with the consent of Mr. Hersh, amended Mr. Hersh's 1999 restricted stock grant to vest the 15,625 shares of restricted stock scheduled to vest in 2003 (which otherwise would not have vested), lengthen the vesting period of the remaining 15,625 unvested shares of restricted stock scheduled to vest in 2004 by four years, and replace the existing performance goals with an annual performance goal to be set by the Executive Compensation and Stock Option Committee at the beginning of each year (the "2003 Hersh Restricted Stock Amendment"). In addition, on January 2, 2003, 60,000 shares of restricted stock were issued to Mr. Hersh (the "January 2003 Hersh Restricted Stock Grant") with vesting subject to the attainment of annual performance goals to be set by the Executive Compensation and Stock Option Committee in each year and an entitlement to tax gross up payments upon such vesting, with the number of shares scheduled to be vested and earned on each vesting date on an annual basis over a five to seven year period, provided certain performance requirements are satisfied, generally equal to 15% of such restricted stock on the vesting date in year one, 15% of such restricted stock on the vesting date in year two, 20% of such restricted stock on the vesting date in year three, 25% of such restricted stock on the vesting date in year four and 25% of such restricted stock on the vesting date in year five, with any unvested stock carried forward into subsequent years including year six and year seven. On December 2, 2003, 12,448 shares of restricted stock were issued to Mr. Hersh which were fully vested upon issuance, and on January 1, 2004, 11,344 shares of restricted stock vested for Mr. Hersh. On January 1, 2005, 11,344 shares of restricted stock vested for Mr. Hersh, resulting in a total of 52,937 unvested shares of restricted stock currently issued to Mr. Hersh. In addition, on December 7, 2004, 13,514 shares of restricted stock were issued to Mr. Hersh which were fully vested upon issuance, but are subject to a six (6) month restriction on transfer.

        Barry Lefkowitz Employment Agreement.    On July 1, 1999, the Company and Barry Lefkowitz amended and restated Mr. Lefkowitz's employment agreement with the Company (the "Amended and Restated Lefkowitz Agreement"). The terms and conditions of the Amended and Restated Lefkowitz Agreement are generally similar to those of the Amended and Restated Hersh Agreement, except that (i) Mr. Lefkowitz's annual base salary for 2004 was $395,000 and for 2005 is $420,000, (ii) Mr. Lefkowitz was awarded 26,094 shares of restricted stock in 1999 and (iii) the Fixed Amount Mr. Lefkowitz will receive is $2,500,000. On January 2, 2003, Mr. Lefkowitz was awarded an additional 28,000 shares of restricted stock (the "January 2003 Lefkowitz Restricted Stock Grant") and his prior restricted stock grant was amended (the "Lefkowitz 2003 Restricted Stock Amendment"), the terms and conditions of each of which are generally similar to those of the January 2003 Hersh Restricted Stock Grant and the Hersh 2003 Restricted Stock Amendment, respectively. On December 2, 2003, 7,469 shares of restricted stock were issued to Mr. Lefkowitz which were fully vested upon issuance, and on January 1, 2004, 5,179 shares of restricted stock vested for Mr. Lefkowitz. On January 1, 2005, 5,179 shares of restricted stock vested for Mr. Lefkowitz, resulting in a total of 24,167 unvested shares of restricted stock currently issued to Mr. Lefkowitz. In addition, on December 7, 2004, 7,568 shares of restricted stock were issued to Mr. Lefkowitz which were fully vested upon issuance, but are subject to a six (6) month restriction on transfer.

        Roger W. Thomas Employment Agreement.    On July 1, 1999, the Company and Roger W. Thomas amended and restated Mr. Thomas' employment agreement with the Company (the "Amended and Restated Thomas Agreement"). The terms and conditions of the Amended and Restated Thomas Agreement are generally similar to those of the Amended and Restated Lefkowitz Agreement, except that (i) Mr. Thomas' annual base salary for 2004 was $350,000 and for 2005 is $370,000, (ii) Mr. Thomas was awarded 22,031 shares of restricted stock in 1999 and (iii) the Fixed Amount Mr. Thomas will receive is $2,500,000. Mr. Thomas was awarded an additional 1,000 shares of restricted stock in March of 2001. On January 2, 2003, Mr. Thomas was awarded an additional 24,000 shares of restricted stock and each of his prior restricted stock agreements was amended, the terms and conditions of each of which are generally similar to those of the January 2003 Lefkowitz Restricted Stock Grant and the Lefkowitz 2003 Restricted Stock Amendment, respectively. On December 2, 2003,

6,224 shares of restricted stock were issued to Mr. Thomas which were fully vested upon issuance, and on January 1, 2004, 4,478 shares of restricted stock vested for Mr. Thomas. On January 1, 2005, 4,478 shares of restricted stock vested for Mr. Thomas, resulting in a total of 20,902 unvested shares of restricted stock currently issued to Mr. Thomas. In addition, On December 7, 2004, 6,487 shares of restricted stock were issued to Mr. Thomas which were fully vested upon issuance, but are subject to a six (6) month restriction on transfer.

        Michael A. Grossman Employment Agreement.    On December 5, 2000, the Company entered into an employment agreement with Michael A. Grossman (the "Grossman Agreement"). The terms and conditions of the Grossman Agreement are generally similar to those of the Amended and Restated Lefkowitz Agreement, except that (i) the Grossman Agreement provides for an initial three year term, and a constant one year term beginning in December 2002, (ii) Mr. Grossman's annual base salary for 2004 was $340,000 and for 2005 is $370,000, (iii) in March 2001, Mr. Grossman was awarded 18,519 shares of restricted stock in addition to the 4,000 shares of restricted stock previously granted to him in 1999, and with respect to each tax year in which such restricted stock vests, Mr. Grossman is entitled to receive a Tax Gross-Up Payment, (iv) the Fixed Amount Mr. Grossman will receive is $1,000,000 and (v) should Mr. Grossman terminate his employment following a change in control, Mr. Grossman's termination will not be treated as a termination for good reason. On January 2, 2003, Mr. Grossman was awarded an additional 20,000 shares of restricted stock and each of his prior restricted stock agreements was amended, the terms and conditions of each of which are generally similar to those of the January 2003 Lefkowitz Restricted Stock Grant and the Lefkowitz 2003 Restricted Stock Amendment, respectively. On December 2, 2003, 6,100 shares of restricted stock were issued to Mr. Grossman which were fully vested upon issuance, and on January 1, 2004, 4,122 shares of restricted stock vested for Mr. Grossman. On January 1, 2005, 4,122 shares of restricted stock vested for Mr. Grossman resulting in a total of 19,238 unvested shares of restricted stock currently issued to Mr. Grossman. In addition, on December 7, 2004, 6,487 shares of restricted stock were issued to Mr. Grossman which were fully vested upon issuance, but are subject to a six (6) month restriction on transfer.

        Timothy M. Jones Employment Agreement.    On July 1, 1999, following the appointment of Timothy M. Jones as President of the Company on April 18, 1999, the Company and Mr. Jones amended and restated Mr. Jones' employment agreement with the Company (the "Amended and Restated Jones Agreement"). Mr. Jones resigned as President and an employee of the Company on May 7, 2004. The terms and conditions of the Amended and Restated Jones Agreement were generally similar to those of the Amended and Restated Lefkowitz Agreement, except that (i) Mr. Jones' annual base salary in 2004 was $515,000, of which he was paid $188,173 as of the date of his resignation, and (ii) Mr. Jones was awarded 37,500 shares of restricted stock in 1999. On January 2, 2003, Mr. Jones was awarded an additional 36,000 shares of restricted stock and his prior restricted stock grant was amended, the terms and conditions of each of which are generally similar to those of the January 2003 Lefkowitz Restricted Stock Grant and the Lefkowitz 2003 Restricted Stock Amendment, respectively. On December 2, 2003, 7,469 shares of restricted stock were issued to Mr. Jones which were fully vested upon issuance, and on January 1, 2004, 6,806 shares of restricted stock vested for Mr. Jones. In connection with the resignation of Mr. Jones, 19,285 shares of restricted stock vested for Mr. Jones, an additional 19,284 shares of unvested restricted stock were forfeited by Mr. Jones, and outstanding and unvested options to acquire 24,000 shares of the Company's common stock granted to Mr. Jones on December 5, 2000, which were not scheduled to vest until December 31, 2004, were declared fully vested and exercisable.

Executive Compensation and Option Committee Interlocks and Insider Participation

        The Executive Compensation and Option Committee consists of Alan G. Philibosian, chairman, Martin D. Gruss and Vincent Tese. There are no interlocking relationships involving the Company's

Board of Directors or the Executive Compensation and Option Committee and the board of directors or compensation committee of any other company, which would require disclosure under the executive compensation rules of the SEC.

Report of the Executive Compensation and Option Committee of the Board of Directors on Executive Compensation

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

        Executive Compensation Philosophy.    The Executive Compensation and Option Committee will annually consider the appropriate combination of cash and stock-based compensation and weigh the competitiveness of the Company's overall compensation arrangements in relation to comparable real estate investment trusts. From time to time, the Executive Compensation and Option Committee may retain compensation and other management consultants to assist with, among other things, structuring the Company's various compensation programs and determining appropriate levels of salary, bonus and other compensatory awards payable to the Company's executive officers and key employees, as well as to guide the Company in the development of near-term and long-term individual performance objectives necessary to achieve long-term profitability. The Executive Compensation and Option Committee believes that a fundamental goal of the Company's executive compensation program should be to provide incentives to create value for the Company's stockholders.

        Base Salaries.    The base compensation levels for the Company's executive officers in 2004 were set to compensate the executive officers for the functions they will perform as well as to be consideration for certain non-competition provisions in the employment agreements, and were based on the employment agreements entered into in December 1997, as amended and restated in July 1999 (in December 2000 for Mr. Grossman). The Company believes that the base salaries generally are appropriate as base compensation to compensate the Company's executive officers for the functions they perform and other considerations. Base salaries will be reviewed annually and may be increased by the Executive Compensation and Option Committee or the President and Chief Executive Officer, as the case may be, in accordance with certain criteria determined primarily on the basis of growth of revenues and funds from operations per share of Common Stock and on the basis of certain other factors, which include (i) individual performance, (ii) the functions performed by the executive officer and (iii) changes in the compensation peer group in which the Company competes for executive talent. The weight given such factors by the Executive Compensation and Option Committee may vary from individual to individual.

        Annual Bonus Compensation.    The Company's policy of awarding annual cash bonuses is designed to specifically relate executive pay to Company and individual performance. As a pay-for-performance program, cash bonuses provide financial rewards for the achievement of substantive Company objectives. Actual awards paid are based primarily on actual Company performance. During 2004, discretionary incentive and merit cash bonuses in recognition of services performed during fiscal 2004 were awarded as follows: $625,000 to Mitchell E. Hersh, $350,000 to Barry Lefkowitz, $300,000 to Roger W. Thomas, and $300,000 to Michael A. Grossman.

        Employee Stock Option Plans.    The Company has two employee stock option plans: the 2000 Employee Stock Option Plan of Mack-Cali Realty Corporation (the "2000 Employee Stock Option Plan") and the 2004 Incentive Plan. References to the "Employee Option Plans" herein refer to the Employee Stock Option Plan and the 2004 Incentive Plan, collectively. Awards are granted under the Employee Option Plans based on a number of factors, including (i) the executive officer's or key employee's position in the Company, (ii) his or her performance and responsibilities, (iii) the extent to which he or she already holds an equity stake in the Company, (iv) equity participation levels of comparable executives and key employees at other companies in the compensation peer group and (v) individual contribution to the success of the Company's financial performance. However, the Employee Option Plans do not provide any formulated method for weighing these factors, and a decision to grant an award is based primarily upon the Executive Compensation and Option Committee's evaluation of the past as well as the future anticipated performance and responsibilities of the individual in question.

        The Company's Employee Option Plans relate closely to traditional forms of equity oriented compensation in the commercial real estate industry. The purpose of the option and other stock based grants is to aid the Company in attracting and retaining quality employees, and advancing the interest of the Company's stockholders by offering employees an incentive to maximize their efforts to promote the Company's economic performance. In addition, to assist the Company in retaining employees and encouraging them to seek long-term appreciation in the value of the Company's stock, awards generally are not exercisable immediately upon grant, but instead vest over a specified period. Accordingly, an employee must remain with the Company for a specified period to enjoy the full economic benefit of an award.

        On January 2, 2003, pursuant to the approval of the Executive Compensation and Option Committee and the Board of Directors in December 2002, restricted stock was awarded under the Company's Employee Stock Option Plan as follows: 60,000 shares to Mitchell E. Hersh, 28,000 shares to Barry Lefkowitz, 24,000 shares to Roger W. Thomas, 20,000 shares to Michael A. Grossman and 36,000 shares to Timothy M. Jones. See "Employment Contracts; Termination of Employment." In addition, on January 2, 2003, pursuant to the approval of the Executive Compensation and Option Committee and the Board of Directors in December 2002, certain shares of restricted stock that would otherwise have failed to vest as of December 31, 2002 were vested, as of January 2, 2003, for each of the Named Executive Officers and the terms of the unvested shares of restricted stock for each of the Named Executive Officers remaining from the July 1999 grants were amended, all as described in "Employment Contracts; Termination of Employment" above. All of these actions were taken because, in the Executive Compensation and Option Committee's judgment, Company management had performed well in difficult economic times and the failure to meet the July 1999 vesting criteria for the shares that otherwise would have vested on January 2, 2003 was due largely to the lack of appreciation in the Company's stock price due to the general poor performance of the United States equity markets, for which the executives should not be penalized. The Executive Compensation and Option Committee also concluded that annually set flexible criteria rather than rigid numerical criteria set several years in advance was a more proper incentive to senior management performance. Accordingly, the Executive Compensation and Option Committee recommended to the full Board of Directors, and the Board of Directors approved, vesting the fourth tranche of the 1999 restricted stock award and amending the fifth and final tranche to conform to the new 2003 grants, so that the fifth tranche, as amended, and the new 2003 grants, in the aggregate, would be subject to a new five to seven year vesting schedule and to new annually established performance criteria. The Executive Compensation and Option Committee concluded that this was an appropriate method of rewarding and creating adequate performance incentives for Company management and was consistent with programs for senior executives in place at comparable companies, both within and without the REIT industry.

        On December 2, 2003, pursuant to the recommendation of the Executive Compensation and Option Committee, the Board of Directors (i) determined to vest the first of such five (5) year tranches of restricted stock remaining from the July 1999 and January 2003 grants, as of January 1, 2004, in the amount of 11,344, 5,179, 4,478, 4,122 and 6,806 shares for Messrs. Hersh, Lefkowitz, Thomas, Grossman and Jones, respectively, and to pay the related tax gross-up payments and (ii) awarded shares of restricted stock, together with related tax gross-up payments, under the Company's 2000 Employee Stock Option Plan as follows: 12,448 shares to Mitchell E. Hersh, 7,469 shares to Barry Lefkowitz,

6,224 shares to Roger W. Thomas, 6,100 shares to Michael A. Grossman and 7,469 shares to Timothy M. Jones.

        On December 7, 2004, pursuant to the recommendation of the Executive Compensation and Option Committee, and in light of the Company's achievement of its business plan and its performance in 2004 in difficult economic times, the Board of Directors (i) determined to vest the second of such five (5) year tranches of restricted stock remaining from the July 1999 and January 2003 grants, as of January 1, 2005, in the amount of 11,344, 5,179, 4,478 and 4,122 shares for Messrs. Hersh, Lefkowitz, Thomas and Grossman, respectively, and to pay the related tax gross-up payments and (ii) awarded shares of restricted stock, together with related tax gross-up payments, under the Company's 2000 Employee Stock Option Plan as follows: 13,514 shares to Mitchell E. Hersh, 7,568 shares to Barry Lefkowitz, 6,487 shares to Roger W. Thomas and 6,487 shares to Michael A. Grossman. These shares are subject to a six (6) month restriction on transfer. See "Employment Contracts; Termination of Employment."

        401(k) Savings Plan.    The Company also maintains a tax-qualified 401(k) savings plan for its eligible employees known as the "Mack-Cali Realty Corporation 401(k) Savings/Retirement Plan" (the "401(k) Plan"). Employees who have attained age 21 and completed one-half year of service with the Company are eligible to participate and may elect to defer from 1% up to 15% of their annual compensation on a pre-tax basis to the 401(k) Plan, subject to certain limitations imposed by federal law. The amounts contributed by employees are immediately vested and non-forfeitable. The Company may make discretionary matching or profit sharing contributions to the 401(k) Plan on behalf of eligible participants in any plan year. In 2004, the Company made discretionary matching contributions of $2,717 to the 401(k) Plan for the plan year ended December 31, 2003 on behalf of each of the Named Executive Officers. Participants are always 100% vested in their pre-tax contributions and will begin vesting in any matching or profit sharing contributions made on their behalf after two years of service with the Company at a rate of 20% per year, becoming 100% vested after a total of six years of service with the Company. The assets of the 401(k) Plan are held in trust and a separate account is established for each participant. A participant may receive a distribution of his vested account balance in the 401(k) Plan in a single sum or installment payment or in the form of an annuity upon his termination of service with the Company.

        Chief Executive Officer Compensation.    Mitchell E. Hersh, the President and Chief Executive Officer of the Company, received a base salary during 2004 of $1,050,000 pursuant to the employment agreement entered into in December 1997, as amended and restated in July 1999. Mr. Hersh also was paid a cash bonus of $625,000 in recognition of services performed during fiscal 2004. Mr. Hersh received no fees for his service as a director of the Company during fiscal 2004. The Executive Compensation and Option Committee recognizes Mr. Hersh's contributions to the Company's operations and attempts to ensure that the President and Chief Executive Officer's compensation is commensurate with the compensation of chief executive officers of comparable corporations. In December 2002, the Executive Compensation and Option Committee recommended that the Board of Directors approve and the Board of Directors did approve the grant, effective January 2, 2003, of 60,000 additional shares of restricted stock to Mr. Hersh as described under "Employee Stock Option Plans" above. On December 2, 2003, pursuant to the recommendation of the Executive Compensation and Option Committee, the Board of Directors declared 11,344 shares of restricted stock previously granted to Mr. Hersh fully vested as of January 1, 2004. In addition, on December 7, 2004, the Executive Compensation and Option Committee recommended that the Board of Directors approve and the Board of Directors did approve the grant, effective December 7, 2004, of 13,514 additional shares of restricted stock to Mr. Hersh as described under "Employee Stock Option Plans" above. The Board of Directors deemed such bonus, restricted stock awards and Mr. Hersh's total compensation appropriate in light of Mr. Hersh's substantial contribution to the Company's growth and success in 2004.

EXECUTIVE COMPENSATION AND OPTION COMMITTEE OF THE BOARD OF DIRECTORS

ALAN G. PHILIBOSIAN, CHAIRMAN MARTIN D. GRUSS VINCENT TESE

Equity Compensation Plan Information

        The following table summarizes information, as of December 31, 2004, relating to equity compensation plans of the Company (including individual compensation arrangements) pursuant to which equity securities of the Company are authorized for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights		Weighted-Average Exercise Price of Outstanding Options and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column(a))
Equity Compensation Plans Approved by Stockholders	1,902,334	(2)	$29.31	(3)	4,728,358
Equity Compensation Plans Not Approved by Stockholders(1)	29,221.961		N/A		N/A	(4)
Total	1,931,555.961		N/A		4,728,358

(1)
The only plan included in the table that was adopted without stockholder approval was the Directors' Deferred Compensation Plan, the material features of which are summarized under "Compensation of Directors—Directors' Deferred Compensation Plan."

(2)
Includes 198,703 shares of restricted stock.

(3)
Weighted-average exercise price of outstanding options; excludes restricted stock.

(4)
The Directors' Deferred Compensation Plan does not limit the number of stock units issuable thereunder, but applicable SEC and NYSE rules restricted the aggregate number of stock units issuable thereunder to one percent (1%) of the Company's outstanding shares when the plan commenced on January 1, 1999.

Performance Graph

        The following graph compares total stockholder returns from December 31, 1999 through December 31, 2004 to the Standard & Poor's 500 Index ("S&P 500") and to the National Association of Real Estate Investment Trusts, Inc.'s Equity REIT Total Return Index ("NAREIT"). The graph assumes that the value of the investment in the Company's Common Stock and in the S&P 500 and NAREIT indices was $100 at December 31, 1999 and that all dividends were reinvested. The price of the Company's Common Stock on December 31, 1999 (on which the graph is based) was $26.0625. The stockholder return shown on the following graph is not necessarily indicative of future performance.

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG MACK-CALI REALTY
CORPORATION, THE S&P 500 INDEX AND THE NAREIT EQUITY REIT INDEX

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

        PricewaterhouseCoopers LLP served as the Company's independent registered public accountants for the fiscal year ended December 31, 2004, and has been appointed by the Audit Committee to continue as the Company's independent registered public accountants for the fiscal year ending December 31, 2005. In the event that ratification of this appointment of the Company's independent registered public accountants is not approved by the affirmative vote of a majority of votes cast on the matter, then the appointment of the Company's independent registered public accountants will be reconsidered by the Audit Committee. Unless marked to the contrary, proxies received will be voted for ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accountants for the fiscal year ending December 31, 2005.

        A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be able to respond to appropriate questions.

        Your ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accountants for the fiscal year ending December 31, 2005 does not preclude the Board of Directors from terminating its engagement of PricewaterhouseCoopers LLP and retaining a new independent registered public accounting firm, if it determines that such an action would be in the best interests of the Company. If the Company elects to retain a new independent registered public accounting firm, such independent registered public accountants will be another "Big 4" accounting firm.

        The Company was billed for professional services rendered in 2004 by PricewaterhouseCoopers LLP, the details of which are disclosed below.

Pre-Approval Policies and Procedures

        Pursuant to its charter, the Audit Committee has the sole authority to appoint or replace the Company's independent registered public accountants (subject, if applicable, to stockholder ratification). The Audit Committee is directly responsible for the compensation and oversight of the work of the Company's independent registered public accountants (including resolution of disagreements between management and the Company's independent registered public accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The Company's independent registered public accountants are engaged by, and report directly to, the Audit Committee.

        The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accountants, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act and SEC Rule 2-01(c)(7)(i)(C) of Regulation S-X, all of which are approved by the Audit Committee prior to the completion of the audit. In the event pre-approval for such auditing services and permitted non-audit services cannot be obtained as a result of inherent time constraints in the matter for which such services are required, the Chairman of the Audit Committee has been granted the authority to pre-approve such services, provided that the estimated cost of such services on each such occasion does not exceed $75,000, and the Chairman of the Audit Committee reports for ratification such pre-approval to the Audit Committee at its next scheduled meeting. The Audit Committee has complied with the procedures set forth above, and has otherwise complied with the provisions of its charter.

Audit Fees

        The aggregate fees incurred by the Company and its consolidated subsidiaries for fiscal years ended December 31, 2004 and 2003 for professional services rendered by PricewaterhouseCoopers LLP in connection with (i) the audit of the Company's annual financial statements, (ii) the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, (iii) consents and comfort letters issued in connection with debt and equity offerings and registration statements and (iv) services provided in connection with statutory and regulatory filings or engagements, including attestation services required by Section 404 of the Sarbanes-Oxley Act of 2002, were $903,200 and $510,500, respectively.

Audit-Related Fees

        The aggregate fees incurred by the Company for fiscal years ended December 31, 2004 and 2003 by PricewaterhouseCoopers LLP for assurance and related services in connection with (i) the performance of the audit or review of the Company's financial statements, including 401(k) plan audits, (ii) due diligence assistance and (iii) assistance with compliance with Section 404 of the Sarbanes-Oxley Act of 2002, were $57,000 and $146,700, respectively.

Tax Fees

        The aggregate fees incurred by the Company for fiscal years ended December 31, 2004 and 2003 for professional services rendered by PricewaterhouseCoopers LLP for tax compliance, tax advice and tax planning were $90,000 and $85,000, respectively. These services consisted of reviewing the Company's tax returns.

All Other Fees

        The Company did not incur any other fees for fiscal years ended December 31, 2004 and 2003 for services rendered by PricewaterhouseCoopers LLP.

Vote Required and Board of Directors' Recommendation

        Assuming a quorum is present, the affirmative vote of a majority of the votes cast at the Annual Meeting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

PROPOSAL NO. 3
SHAREHOLDER PROPOSAL

        The Massachusetts State Carpenters Pension Fund, 350 Fordham Road, Wilmington, MA 01887, owner of approximately 1,300 shares of the Company's Common Stock, has notified the Company of its intention to introduce the following proposal at the Annual Meeting. The proposal and the proponent's supporting statement, for which the Board of Directors and the Company accept no responsibility, appear below in italics.

        THE BOARD OF DIRECTORS STRONGLY OPPOSES ADOPTION OF THE PROPOSAL AND ASKS STOCKHOLDERS TO REVIEW THE BOARD OF DIRECTORS' RESPONSE, WHICH FOLLOWS THE PROPOSAL AND THE PROPONENT'S SUPPORTING STATEMENT.

"Director Election Majority Vote Standard Proposal

        Resolved: That the shareholders of Mack-Cali Realty Corporation ("Company") hereby request that the Board of Directors initiate the appropriate process to amend the Company's governance documents (certificate of incorporation or bylaws) to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders.

        Supporting Statement: Our Company is incorporated in Maryland. Among other issues, Maryland corporate law addresses the issue of the level of voting support necessary for a specific action, such as the election of corporate directors. Maryland law provides that unless a company's charter or bylaws provide otherwise, a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director. (Maryland Corporate Statutes, Section 2-404(d) Election and tenure of directors). Article 1, Section 7 of the Company's bylaws states that a plurality of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to elect any director.

        We feel that it is appropriate and timely for the Board to initiate a change in the Company's director election vote standard. Specifically, this shareholder proposal urges that the Board of Directors initiate a change to the director election vote standard to provide that in director elections a majority vote standard will be used in lieu of the Company's current plurality vote standard. Specifically, the new standard should provide that nominees for the board of directors must receive a majority of the vote cast in order to be elected or re-elected to the Board.

        Under the Company's current plurality vote standard, a director nominee in a director election can be elected or re-elected with as little as a single affirmative vote, even while a substantial majority of the votes cast are "withheld" from that director nominee. So even if 99.99% of the shares "withhold" authority to vote for a candidate or all the candidates, a 0.01% "for" vote results in the candidate's election or re-election to the board. The proposed majority vote standard would require that a director receive a majority of the vote cast in order to be elected to the Board.

        It is our contention that the proposed majority vote standard for corporate board elections is a fair standard that will strengthen the Company's governance and the Board. Our proposal is not intended to limit the judgment of the Board in crafting the requested governance change. For instance, the Board should address the status of incumbent directors who fail to receive a majority vote when standing for re-election under a majority vote standard or whether a plurality director election standard is appropriate in contested elections.

        We urge your support of this important director election reform."

Mack-Cali Realty Corporation's Response to Shareholder Proposal

        The Board of Directors believes that the proposal submitted by the proponent is not in your best interest as a stockholder of the Company for the reasons set forth below. We recommend that you vote AGAINST the proposal.

        The Company is incorporated in and subject to the laws of the State of Maryland. The Board of Directors is classified, consisting of three classes, each class being elected for a three-year term. Pursuant to Maryland law and the Company's bylaws, the directors are elected by a plurality of the votes cast at a meeting of stockholders. This system of electing directors by a plurality of the votes cast is utilized by most publicly-traded real estate investment trusts formed under the Maryland General Corporation Law (the "MGCL") or the Maryland REIT law, such as the Company. The Board of Directors believes that the plurality standard is fair and impartial and serves the best interests of the Company's stockholders.

        The Company's Board of Directors consists of and has historically consisted of highly qualified directors. Nine of the current twelve members of the Board of Directors, a three-fourths majority, meet the independence standards of the New York Stock Exchange. Each of these directors was elected by a plurality vote. As the Company's stockholders have a history of electing strong and independent directors under the current plurality system, a change to a majority vote standard will not improve the Company's corporate governance processes.

        The Company's current plurality voting standard for the election of directors is also fair and impartial in that it applies to any candidate nominated for election to the Board of Directors. Under the current system, the nominees who receive the most votes cast for the number of directors to be elected will be elected to the Board of Directors, whether the candidate is nominated by the Board of Directors or a stockholder. For example, a stockholder nominee could be elected under the current standard if the number of votes cast for that nominee exceeds the number of votes cast for one or more other nominees, including persons nominated by the Board of Directors. If the proposal were adopted, a stockholder nominee might fail to win election to the Board of Directors even if such person received more votes than an incumbent director nominee, simply because the stockholder nominee did not receive a majority of the votes cast.

        The proposal implies that a change to a majority vote standard would allow withheld votes to prevent a director nominee from receiving a majority of votes cast. This is incorrect under Maryland law, the jurisdiction of the Company's incorporation and the law which governs the election of the Company's directors. Pursuant to the MGCL, the tabulation of votes required for the election of directors is based upon the number of "votes cast," in contrast to jurisdictions such as Delaware, where votes are tabulated based upon the "vote of the shares present in person or represented by proxy at the meeting and entitled to vote." Under the Maryland "votes cast" standard, a withheld vote for a director nominee constitutes an abstention which is not a "vote cast" with respect to such nominee. In contrast, under a Delaware-type standard, abstentions or withheld votes generally constitute shares present in person or represented by proxy at the meeting and entitled to vote. Where the required vote is a plurality, abstentions and withheld votes will not influence the voting result in uncontested elections unless all votes are withheld. Where the tabulation standard is a majority of such votes present or represented and entitled to vote, an abstention or withheld vote has the effect of a vote against the director nominee (since it represents a share present at the meeting and entitled to vote). In order for withheld votes to count against a director nominee under a majority voting standard, the bylaws would need to be amended to provide for the election of director nominees by the affirmative vote of a majority of the votes of the shares present in person or represented by proxy at a meeting of stockholders and entitled to vote on the election of directors, rather than election by the affirmative vote of the majority of votes cast at an annual meeting, as provided in the proposal.

        Even if the proposal were revised to provide for a Delaware-type standard of tabulating votes based upon a majority of the votes of the shares present in person or represented by proxy at a meeting of stockholders and entitled to vote, such a majority voting system is potentially disruptive and inefficient. In order to ensure that each director candidate receives a majority of the votes cast (or a majority of the votes of shares present or represented by proxy and entitled to vote under a Delaware standard), the Company may need to implement a proactive telephone solicitation, undertake a second proxy mailing or engage a proxy solicitation firm. Any of those actions would increase the cost of soliciting stockholder votes in routine elections, which the Board of Directors believes would be an inefficient use of corporate assets.

        The proposal that directors be elected by a majority of the votes cast would also increase the likelihood of a failed election, without giving stockholders greater input into the election of directors. In the event that one or more candidates fail to receive a majority of the votes cast, the MGCL and the Company's bylaws would permit an incumbent director to remain in office until such person's successor was elected and qualified, absent resignation or removal from the Board of Directors. In the case of resignation or removal, the Board of Directors has the right pursuant to the Company's bylaws to fill the vacancy, or the position might remain vacant. These alternatives would not necessarily reflect the views of stockholders who have chosen to exercise their right to vote for the directors of their choice at the annual meeting. Adoption of the proposed majority vote standard could result in a less democratic process than the election of directors by plurality vote.

        The Board of Directors is committed to good governance practices and believes that the Company already has an effective process to identify and propose nominees for director who will serve the best interests of the stockholders. Our Corporate Governance Principles, available on our website, http://www.mack-cali.com/investors/corporategovernance, provide that the Board of Directors shall consist of a majority of independent directors who satisfy New York Stock Exchange independence requirements. Candidates are identified and recommended by the Nominating and Corporate Governance Committee (comprised solely of independent directors) for their character, judgment, business experience and acumen. In addition, stockholders may recommend candidates for election to the Board of Directors, as described under "Directors and Executive Officers—Stockholder Communications" and "Submission of Stockholder Proposals." The Board of Directors does not believe that instituting a majority vote requirement that decreases democracy and increases uncertainty is in furtherance of strong corporate governance.

        For these reasons, the Board of Directors believes that this proposal would not strengthen the Company's corporate governance procedures and is not in the best interests of the Company's stockholders.

Vote Required and Board of Director's Recommendation

        Assuming a quorum is present, the affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting is required for approval of this Proposal No. 3. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE SHAREHOLDER PROPOSAL.

SUBMISSION OF STOCKHOLDER PROPOSALS

        The Company intends to hold its 2006 annual meeting of stockholders on or about May 18, 2006. To be considered for inclusion in the Company's notice of annual meeting and proxy statement for, and for presentation at, the annual meeting of the Company's stockholders to be held in 2006, a stockholder proposal must be received by Roger W. Thomas, Secretary, Mack-Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016-3599, no later than December 19, 2005, and must otherwise comply with applicable rules and regulations of the SEC, including Rule 14a-8 of Regulation 14A under the Exchange Act.

        The Company's bylaws require advance notice of any proposal by a stockholder intended to be presented at an annual meeting that is not included in the Company's notice of annual meeting and proxy statement because it was not timely submitted under the preceding paragraph, or made by or at the direction of any member of the Board of Directors, including any proposal for the nomination for election as a director. To be considered for such presentation at the annual meeting of the Company's stockholders to be held on or about May 18, 2006, any such stockholder proposal must be received by Roger W. Thomas, Secretary, Mack-Cali Realty Corporation, no earlier than January 18, 2006 and no later than February 17, 2006, and discretionary authority may be used if untimely submitted.

        The Company will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as filed with the SEC, including the financial statements and schedules thereto. Requests for copies of such Annual Report on Form 10-K should be directed to Roger W. Thomas, Secretary, Mack-Cali Realty Corporation, 11 Commerce Drive, Cranford, New Jersey 07016-3599.

OTHER MATTERS

        The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies authorized pursuant to this Proxy Statement will be voted in respect thereof and in accordance with the judgments of the persons voting the proxies.

        It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope or to promptly authorize a proxy to vote your shares by Internet or telephone in accordance with the instructions on the accompanying proxy card.

By Order of the Board of Directors,

Roger W. Thomas Secretary

Annex A

MACK-CALI REALTY CORPORATION
SECOND AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

PURPOSE

        There shall be an Audit Committee (the "Committee") of the Board of Directors (the "Board") of Mack-Cali Realty Corporation, a Maryland corporation (the "Company"). The primary function of the Committee is to assist the Board in fulfilling its oversight responsibilities, primarily through: 1) overseeing management's conduct of the Company's financial reporting process and systems of internal accounting and financial controls, including the Company's internal audit function; 2) monitoring the integrity of the financial statements of the Company; 3) monitoring the independence and performance of the Company's independent auditor; 4) providing an avenue of communication among the independent auditor, management and the Board; and 5) monitoring compliance by the Company with legal and regulatory requirements.

COMPOSITION AND MEETINGS

        The Committee shall have at least three (3) members at all times, each of whom must be independent of management and the Company. The members of the Committee shall be considered independent if they meet the independence and experience requirements of the New York Stock Exchange (the "NYSE"), Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the Securities and Exchange Commission (the "Commission"). Committee members shall not serve on the audit committees of more than two other public companies.

        Members of the Committee shall be appointed by the Board and shall serve until the earlier to occur of the date on which he or she shall: 1) be replaced by the Board; 2) resign from the Committee; or 3) resign from the Board. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements or be able to do so within a reasonable period of time after appointment to the Committee. At least one member of the Committee shall be a financial expert as defined by the Commission and at least one member (who also may serve as the financial expert) shall have accounting or related financial management expertise in accordance with NYSE listing standards.

        The Committee shall meet as frequently as circumstances dictate and as it deems necessary to fulfill its responsibilities, but no less than four times annually. The Committee shall meet regularly in executive session without management present. The Committee shall meet periodically with management, the internal auditor (if established) and the independent auditor in separate executive sessions to oversee and review their respective performance. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Board shall name a chairperson of the Committee, who shall prepare and/or approve an agenda in advance of each meeting. A majority of the members of the Committee shall constitute a quorum.

RESPONSIBILITIES AND DUTIES

        The Committee shall have the sole authority to appoint or replace the independent auditor (subject, if applicable, to stockholder ratification). The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall be engaged by and report directly to the Committee.

        The Committee shall pre-approve all auditing services, internal control-related services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit.

        The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Committee at its next scheduled meeting.

        The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

        The Committee shall make regular reports to the Board. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review the Committee's own performance.

        Specifically, the Committee, to the extent it deems necessary or appropriate, shall:

Financial Statement and Disclosure Matters

  1.
  Review and discuss with management and the independent auditor the Company's annual and quarterly financial statements, including disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and any material changes in accounting principles or practices used in preparing the statements prior to the filing of a report on Form 10-K or 10-Q with the Commission. Such review must include the items required by SAS 61 as in effect at that time in the case of the annual statements and SAS 71 as in effect at that time in the case of the quarterly statements. During such review, or otherwise, the Committee shall work to resolve any disagreements between management and the independent auditor regarding financial reporting.

  2.
  Based upon a review and discussion with management and the independent auditor, recommend to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K.

  3.
  Prepare the report required by the rules of the Commission to be included in the Company's annual proxy statement.

  4.
  Review and discuss with management and the independent auditor management's report on internal control over financial reporting and the independent auditor's attestation of the report prior to the filing of the Annual Report on Form 10-K.

  5.
  Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls, any special steps adopted in light of material control deficiencies and the adequacy of disclosures about changes in internal control over financial reporting.

  6.
  Review and discuss quarterly reports with the independent auditor, focusing on:

  (a)
  All critical accounting policies and practices to be used.

  (b)
  All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

  (c)
  Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

  7.
  Review and discuss with management the Company's policies regarding earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP financial information, as well as financial information and earnings guidance provided to analysts and rating agencies.

  8.
  Discuss with management and the independent auditor the effect of off-balance sheet structures on the Company's financial statements.

  9.
  Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

  10.
  Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

  11.
  Review disclosures made to the Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

Oversight of the Company's Relationship with the Independent Auditor

  12.
  Appoint, determine the compensation of, and make decisions regarding the retention or termination of, the Company's independent auditor engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company.

  13.
  Oversee the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting).

  14.
  Pre-approve all auditing services, internal control-related services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit, or, to the extent permitted by applicable laws, rules, regulations and standards, delegate the authority to pre-approve such services to one or more members of the Committee, who shall report any decision to pre-approve any services to the full Audit Committee at its regularly scheduled meetings.

  15.
  Report the pre-approval of any permitted non-audit services to management for disclosure in the Company's periodic reports.

  16.
  Review with the independent auditor the scope of the prospective audit, the planning and staffing of the audit, the estimated fees therefor and such other matters pertaining to such audit as the Committee may deem appropriate.

  17.
  Receive and review a report from the independent auditor at least annually regarding (a) the independent auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the independent auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the independent auditor's independence, and taking into account the opinions of management and the internal auditor. The Committee shall present its conclusions with respect to the independent auditor to the Board.

  18.
  Receive from the independent auditor the report required by Independence Standards Board Standard No. 1 as in effect at that time and discuss it with the independent auditor.

  19.
  Review and evaluate the lead partner of the independent auditor team. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

  20.
  Establish clear policies that comply with all applicable laws, rules, regulations and standards for the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

  21.
  Discuss with the national office of the independent auditor issues on which they were consulted by the Company's audit team and matters of audit quality and consistency.

  22.
  Review and consider whether the provision by the independent auditor of any permitted non-audit services is compatible with maintaining their independence; review and approve the non-audit fees of the independent auditor; and review with them any questions, comments or suggestions they may have relating to the internal controls, accounting practices or procedures of the Company or its subsidiaries, and any audit problems or difficulties and management's response.

Oversight of the Company's Internal Audit Function (Applicable Following the
Establishment, If Any, of an Internal Audit Function)

  23.
  Review the appointment and replacement of the internal auditing personnel.

  24.
  Review the significant reports to management prepared by the internal auditing personnel and management's responses.

  25.
  Discuss with the independent auditor and management the internal audit personnel's responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

  26.
  Review, at least annually, the then current and future programs of the Company's internal audit personnel, including the procedure for assuring implementation of accepted recommendations made by the independent auditor; and review any issues that arise regarding the performance of the Company's internal audit function and the significant matters contained in these internal audit personnel reports.

  27.
  Make or cause to be made, from time to time, such other examinations or reviews as the Committee may deem advisable with respect to the adequacy of the systems of internal controls and accounting practices of the Company and its subsidiaries and with respect to current accounting trends and developments, and take such action with respect thereto as may be deemed appropriate.

Compliance Oversight Responsibilities

  28.
  Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

  29.
  Review the status of compliance with laws, regulations, and internal procedures, contingent liabilities and risks that may be material to the Company, the scope and status of systems designed to assure Company compliance with laws, regulations and internal procedures, through receiving reports from management, legal counsel and other third parties as determined by the Committee on such matters, as well as major legislative and regulatory developments which could materially impact the Company's contingent liabilities and risks.

  30.
  Establish and maintain procedures for the confidential and anonymous receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

  31.
  Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

  32.
  Discuss with the Company's General Counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies and internal controls.

  33.
  Engage independent outside advisors, including experts in particular areas of accounting and independent counsel, as appropriate or necessary to fulfill the responsibilities of the Committee. The Committee has the sole authority, in its capacity as a committee of the Board, to determine and provide for the appropriate funding for any advisors employed by the Committee.

  34.
  Report regularly to the Board as to the Committee's accomplishments of its purposes and responsibilities.

  35.
  Conduct an annual performance evaluation of the Committee.

LIMITATION OF COMMITTEE'S ROLE

        While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

REPORT

        The Committee shall prepare a report each year concerning its compliance with this Charter for inclusion in the Company's proxy statement relating to the election of directors.

Adopted: September 14, 2004

C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Authorizing the proxies named herein to cast your vote in one of the three ways described on this instruction card, each of which is permitted by the Maryland General Corporation Law, votes all common shares of Mack-Cali Realty Corporation that you are entitled to vote. We urge you to promptly authorize the proxies named herein to cast your vote by:

Your vote is important. Please vote immediately.

Vote-by-Internet Log on to the Internet and go to http://www.eproxyvote.com/cli	OR	Vote-by-Telephone Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

                                                             DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL ZMCR31
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☒	Please mark votes as in this example.	5308
The Board of Directors recommends a vote "FOR" proposal numbers 1 and 2.
1.	Election of Directors.
	Nominees for Director:	(01) Nathan Gantcher (02) David S. Mack (03) William L. Mack (04) Alan G. Philibosian
		☐	FOR ALL NOMINEES	☐	WITHHELD FROM ALL NOMINEES
☐
For, except withheld from the above nominee(s)
		FOR	AGAINST	ABSTAIN

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accountants of the Company for the fiscal year ending December 31, 2005.	☐	☐	☐
The Board of Directors recommends a vote "AGAINST" proposal number 3.

		FOR	AGAINST	ABSTAIN

3.
	Approval and adoption of a shareholder proposal, if presented at the Annual Meeting, requesting that the Company adopt a majority vote standard for elections of persons to the Board of Directors of the Company.	☐	☐	☐

In accordance with their discretion, said Attorneys and Proxies are authorized to vote upon such other matters or proposals not known at the time of solicitation of this proxy which may properly come before the Annual Meeting. Any prior proxy authorized by the undersigned is hereby revoked. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the related Proxy Statement dated April 29, 2005.

Please sign exactly as your name or names appear on the records of the Company and date. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer give full title.
Signature:	Date:	Signature:	Date:

MACK-CALI REALTY CORPORATION

DATE:	JUNE 23, 2005
TIME:	2:00 P.M.
PLACE:	HYATT REGENCY JERSEY CITY ON THE HUDSON HARBORSIDE FINANCIAL CENTER 2 EXCHANGE PLACE JERSEY CITY, NEW JERSEY 07302-3901

                                                                                                                    DETACH HERE
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MACK-CALI REALTY CORPORATION
This Proxy is Solicited by the Board of Directors
P R O X Y	The undersigned hereby appoint(s) Mitchell E. Hersh, Barry Lefkowitz, Roger W. Thomas and Michael A. Grossman, or any of them, lawful attorneys and proxies of the undersigned with full power of substitution, for and in the name, place and stead of the undersigned to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Mack-Cali Realty Corporation (the "Company") to be held at the Hyatt Regency Jersey City on the Hudson, Harborside Financial Center, 2 Exchange Place, Jersey City, New Jersey, 07302-3901, on Thursday, June 23, 2005, at 2:00 p.m., local time, and any adjournment(s) or postponement(s) thereof, with all powers the undersigned would possess if personally present and to vote the number of shares the undersigned would be entitled to vote if personally present.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL NUMBERS 1 AND 2 AND AGAINST PROPOSAL NUMBER 3. IF ANY OTHER MATTERS SHOULD PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS. ANY PRIOR PROXIES ARE HEREBY REVOKED.
PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

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MACK-CALI REALTY CORPORATION 11 Commerce Drive Cranford, New Jersey 07016-3599
MACK-CALI REALTY CORPORATION 11 Commerce Drive Cranford, New Jersey 07016-3599
PROXY STATEMENT
VOTING SECURITIES AND PRINCIPAL HOLDERS
PROPOSAL NO. 1 ELECTION OF DIRECTORS
DIRECTORS AND EXECUTIVE OFFICERS
COMPENSATION OF DIRECTORS
2004 Directors' Compensation
EXECUTIVE COMPENSATION
Summary Compensation Table
AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES
Equity Compensation Plan Information
COMPARISON OF CUMULATIVE TOTAL RETURN AMONG MACK-CALI REALTY CORPORATION, THE S&P 500 INDEX AND THE NAREIT EQUITY REIT INDEX
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL NO. 3 SHAREHOLDER PROPOSAL
"Director Election Majority Vote Standard Proposal
SUBMISSION OF STOCKHOLDER PROPOSALS
OTHER MATTERS
MACK-CALI REALTY CORPORATION SECOND AMENDED AND RESTATED AUDIT COMMITTEE CHARTER PURPOSE
COMPOSITION AND MEETINGS
RESPONSIBILITIES AND DUTIES
Financial Statement and Disclosure Matters
Oversight of the Company's Relationship with the Independent Auditor
Oversight of the Company's Internal Audit Function (Applicable Following the Establishment, If Any, of an Internal Audit Function)
Compliance Oversight Responsibilities
LIMITATION OF COMMITTEE'S ROLE
REPORT